     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2002
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                RADIOLOGIX, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                 8099                                75-2648089
   (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)          Classification Code Number)                Identification No.)

    3600 JP MORGAN CHASE TOWER, 2200 ROSS AVENUE, DALLAS, TEXAS 75201, (214)
                                    303-2776
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              PAUL M. JOLAS, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                RADIOLOGIX, INC.
                           3600 JP MORGAN CHASE TOWER
                                2200 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 303-2776
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                    COPY TO:

                              WILLIAM R. HAYS, III
                             HAYNES AND BOONE, LLP
                          901 MAIN STREET, SUITE 3100
                            DALLAS, TEXAS 75202-3789
                                 (214) 651-5000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED             SHARE               PRICE(1)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
10 1/2% Series B Senior Notes due
  2008.................................     $160,000,000             100%             $160,000,000           $14,720
Guarantees of 10 1/2% Series B Senior
  Notes due 2008(2)....................          --                   --                   --                None(3)
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2) The 10 1/2% Series B Senior Notes due 2008 are guaranteed by each of the entities listed in the Table of Additional Registrants.

(3) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees of the notes registered hereby.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                       STATE OR OTHER JURISDICTION
                                                           OF INCORPORATION OR          I.R.S. EMPLOYER
NAME, ADDRESS AND TELEPHONE                                   ORGANIZATION           IDENTIFICATION NUMBER
---------------------------                            ---------------------------   ---------------------
IDE Imaging Partners, Inc.(1)........................       Delaware                      16-1536314
Pacific Imaging Partners, Inc.(1)....................      California                     94-2509195
WB&A Imaging Partners, Inc.(1).......................       Delaware                      52-2119156
Treasure Coast Imaging Partners, Inc.(1).............       Delaware                      65-0825197
Radiologix Services, Inc.(1).........................       Delaware                      52-2120892
Advanced Imaging Partners, Inc.(1)...................       Delaware                      52-2055550
Mid Rockland Imaging Partners, Inc.(1)...............       Delaware                      13-3967044
Radiology and Nuclear Medicine Imaging Partners,
  Inc.(1)............................................       Delaware                      74-2851827
Community Imaging Partners, Inc.(1)..................       Delaware                      52-2076917
Valley Imaging Partners, Inc.(1).....................      California                     94-1704799
Advanced Radiology, LLC(1)...........................       Maryland                      52-1891450
Advanced Medical Imaging, Inc.(1)....................       Maryland                      52-1881998
M&S Imaging Partners I, Inc.(1)......................       Delaware                      74-2851828
M&S Imaging Investments, Inc.(2).....................       Delaware                      52-2068949
M&S Imaging Partners, L.P.(1)........................       Delaware                      74-2860076
Questar Cleveland, Inc.(3)...........................       Florida                       59-3578139
Questar Tampa, Inc.(3)...............................       Florida                       59-3406647
Questar Orlando, Inc.(3).............................       Florida                       59-3457479
Rocky Mountain OpenScan MRI, LLC(3)..................       Colorado                      84-1349368
Premier Advanced Imaging Network, Ltd.(3)............       Florida                       59-3457481
Questar Kansas, Inc.(3)..............................       Florida                       59-3466223
Questar PVH, Inc.(3).................................       Florida                       59-3357556
Questar San Francisco, Inc.(3).......................       Florida                       59-3520531
Questar Henderson, Inc.(3)...........................       Florida                       59-3527959
Questar TriStates, Inc.(3)...........................       Florida                       59-3540520
Questar Imaging, Inc.(3).............................       Florida                       59-3315849
Questar Duluth, Inc.(3)..............................       Florida                       59-3540519
Questar Lincoln, Inc.(3).............................       Florida                       59-3555014
Questar Palm Springs, Inc.(3)........................       Florida                       59-3540523
Questar Lower Bucks, Inc.(3).........................       Florida                       59-3520451
Questar Toledo, Inc.(3)..............................       Florida                       59-3520536
Questar Los Alamitos, Inc.(3)........................       Florida                       59-3578133
Questar Victorville, Inc.(3).........................       Florida                       59-3578129
Questar Columbus, Inc.(3)............................       Florida                       59-3578138
Questar Naperville, Inc.(3)..........................       Florida                       59-3578132
Questar Quakertown, Inc.(3)..........................       Florida                       59-3520532
Questar Tucson, Inc.(3)..............................       Florida                       59-3578130

---------------

(1) The address of each of these additional registrants is: 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, TX 75201. The telephone number of each is 214.303.2776.

(2) The address for M&S Imaging Investments, Inc. is: 300 Delaware Avenue, Suite 1704, Wilmington, DE 19801. The telephone number is 302.427.5800.

(3) The address of each of these additional registrants is: 3650 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, TX 75201. The telephone number of each is 214.303.2776.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED MARCH 29, 2002

PROSPECTUS

                                RADIOLOGIX, INC.
                            OFFER TO EXCHANGE UP TO

              $160,000,000 10 1/2% SERIES A SENIOR NOTES DUE 2008

                                      FOR

              $160,000,000 10 1/2% SERIES B SENIOR NOTES DUE 2008
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                             ---------------------
     Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we are offering to exchange up to $160,000,000 of our 10 1/2% Series B Senior Notes due 2008 (the "New Notes"), which are registered under the Securities Act of 1933, as amended, for up to $160,000,000 of our outstanding 10 1/2% Series A Senior notes due 2008 (the "Old Notes"). We are offering to issue the New Notes to satisfy our obligations contained in the registration rights agreement we entered into when we sold the Old Notes. We will not receive any proceeds from the exchange offer.

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and liquidated damages provisions of the Old Notes do not apply to the New Notes. The New Notes will evidence the same debt as the Old Notes and will be governed by, and entitled to the benefits of, the same indenture under which we issued the Old Notes.

     We will exchange all outstanding Old Notes that you validly tender and do not withdraw before the exchange offer expires for an equal principal amount of New Notes. You may withdraw tendered Old Notes at any time prior to the expiration of the exchange offer.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          , 2002, UNLESS EXTENDED.

                             ---------------------

     To exchange your Old Notes for New Notes:

     - you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent so that the exchange agent receives the letter of transmittal before 5:00 p.m., New York city time, on
                 , 2002; or

     - if your Old Notes are held in book-entry form at The Depository Trust Company, you must instruct The Depository Trust Company, through your signed letter of transmittal, that you wish to exchange your Old Notes for New Notes. When the exchange offer closes, your account at The Depository Trust Company will be changed to reflect your exchange of Old Notes for New Notes.

     You should read the section called "The Exchange Offer" for additional information on how to exchange your Old Notes for New Notes.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002

                              NOTICE TO INVESTORS

     Except as described below, based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that the New Notes issued in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder without further registration under the Securities Act and without delivering a prospectus in connection with any resale of the New Notes, provided that the holder:

     - is acquiring the New Notes in the ordinary course of its business;

     - is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes;

     - is not an "affiliate" of Radiologix within the meaning of Rule 405 under the Securities Act; and

     - is not a broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities.

     Holders wishing to tender their Old Notes in the exchange offer must represent to us that these conditions have been met. See "The Exchange Offer -- Procedures for Tendering Old Notes."

     Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on these interpretations by the SEC staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any secondary resale by a holder intending to distribute New Notes should be covered by an effective registration statement under the Securities Act containing the selling security holder information required by Item 507 of Registration S-K under the Securities Act.

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities may exchange the Old Notes pursuant to the exchange offer. However, the broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial resale of each New Note received in the exchange offer. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For so long as the registration statement of which this prospectus is a part is effective under the Securities Act, a broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with its resales of New Notes received for its account in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to 180 days after the expiration date of the exchange offer, we expect to keep the registration statement effective under the Securities Act for, and to make this prospectus available to, broker-dealers who request in the letter of transmittal to use it in connection with those resales.

     The Old Notes and the New Notes constitute new issues of securities with no established public trading market. We do not intend to apply for listing of the Old Notes or the New Notes on any securities exchange or for inclusion of the Old Notes or the New Notes in any automated quotation system. We cannot assure you that:

     - an active public market for the New Notes will develop;

     - any market that may develop for the New Notes will be liquid; or

     - holders will be able to sell the New Notes at all or at favorable prices.

     Future trading prices of the New Notes will depend on many factors, including among other things, prevailing interest rates, our operating results, our credit rating and the market for similar securities.

     Any Old Notes not tendered or accepted in the exchange offer will remain outstanding. To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. Following consummation of the exchange offer, the holders of Old Notes will continue to be subject to the existing restrictions on transfer of the Old Notes, and we will have no further obligation to those holders, under the registration rights agreement, to register the Old Notes under the Securities Act. There may be no trading market for the Old Notes.

     We will not receive any proceeds from the exchange offer and have agreed to bear the full expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD VIOLATE THE SECURITIES OR BLUE SKY LAWS OF THAT JURISDICTION.

                                    SUMMARY

     The following summary contains basic information about this exchange offer. It may not contain all the information that is important to you in making your investment decision. More detailed information appears elsewhere in this prospectus and in our consolidated financial statements and accompanying notes that we incorporate by reference. "The Exchange Offer" and the "Description of New Notes" sections of this prospectus contain more detailed information regarding the terms and conditions of the exchange offer and the New Notes. Except in the "Description of New Notes" section and unless the context clearly implies otherwise, the words "Radiologix," "company," "we," "our," "ours," and "us" refer to Radiologix, Inc. and its subsidiaries.

                                  OUR COMPANY

     We are a leading national provider of diagnostic imaging services through our ownership and operation of free-standing, outpatient diagnostic imaging centers.

     Our principal offices are located at 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. Our telephone number is 214.303.2776.

                               THE EXCHANGE OFFER

     On December 12, 2001, we completed a private offering of the Old Notes. At the time of the private offering we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our best efforts to cause the registration statement to be declared effective no later than June 10, 2002.

New Notes.....................   $160 million in principal amount of our 10 1/2%
                                 series B senior notes due 2008.

Exchange Offer................   We are offering to issue the New Notes in
                                 exchange for a like principal amount of
                                 outstanding Old Notes that we issued on
                                 December 12, 2001. In general, the Old Notes are subject to transfer restrictions that will not apply to the New Notes, so long as:

                                 - you are acquiring the New Notes in the
                                   ordinary course of your business;

                                 - you are not participating, nor have any
                                   arrangement or understanding with any person to participate, in a distribution of the New Notes;

                                 - you are not an affiliate of ours; and

                                 - you are not a broker-dealer who holds Old
                                   Notes acquired for its own account as a
                                   result of market-making or other trading activities.

Expiration Date...............   The exchange offer will expire at 5:00 p.m. New
                                 York City time, on           , 2002, unless we
                                 decide to extend it.

Purpose of Exchange Offer.....   We are making this exchange offer solely to
                                 satisfy our obligations under the registration rights agreement entered into in connection with sale of the Old Notes. The issuance of the New Notes will not provide us with any new proceeds.

Conditions to the Exchange
Offer.........................   The registration rights agreement does not
                                 require us to accept Old Notes for exchange if the exchange offer or the exchange of the Old Notes would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on the tender of a minimum aggregate principal amount of Old
                                 Notes.

Procedures for Tendering Old
Notes.........................   To participate in the exchange offer, you must
                                 complete, sign and date the letter of
                                 transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal to U.S. Bank National Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your Old Notes by following the procedures for book-entry transfer described in this prospectus.

                                 If your Old Notes are held through The
                                 Depository Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

                                 If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your Old Notes, we urge you to contact that person promptly to tender your Old Notes in the exchange offer.

                                 All documents must be received by the exchange agent prior to the expiration of the exchange offer.

Guaranteed Delivery
Procedures....................   If you wish to tender your Old Notes and you
                                 cannot get your required documents to the exchange agent on time, you may tender your Old
                                 Notes according to the guaranteed delivery procedures described in "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Withdrawal of Tenders.........   You may withdraw your tender of Old Notes at
                                 any time prior to the expiration of the
                                 exchange offer. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before the expiration of the exchange offer.

Acceptance of Old Notes and
Delivery of New Notes.........   We intend to accept any and all Old Notes that
                                 you properly tender in the exchange offer prior to the expiration of the exchange offer. We will return any Old Notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration of the exchange offer. We will deliver the New Notes as promptly as practicable after the expiration of the exchange offer and acceptance of the Old
                                 Notes for exchange.

Fees and Expenses.............   In general, we will bear all expenses related
                                 to the exchange offer.

Consequences of Failure to
Exchange Old Notes............   If you do not exchange your Old Notes in this
                                 exchange offer, you will no longer have any further rights under the registration rights agreement, including any right to require us to register your Old Notes or to pay any liquidated damages. In addition, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless we have registered the Old Notes under the Securities
                                 Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

                                 To the extent that Old Notes are tendered and accepted in the exchange offer, your ability to sell untendered, and tendered but unaccepted, Old Notes could be adversely affected. There may be no trading market for the Old Notes.

U.S. Federal Income Tax
Considerations................   The exchange of Old Notes for New Notes in the
                                 exchange offer will not be a taxable event for U.S. federal income tax purposes.

Exchange Agent................   We have appointed U.S. Bank National
                                 Association, as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: U.S. Bank National Association, 180
                                 East Fifth Street, St. Paul, Minnesota 55101;
                                 Attention: Specialized Finance Department,
                                 Corporate Trust Services. Eligible institutions may make requests by facsimile at (651)
                                 244-1537.

                                 THE NEW NOTES

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions, registration rights and liquidated damages provisions do not apply to the New Notes. The New Notes will evidence the same debt as the Old Notes, and the same indenture will govern the New Notes and the Old Notes.

     The following summary contains basic information about the New Notes and may not contain all the information that is important to you. For a more complete description of the New Notes, please refer to the section of this prospectus entitled "Description of New Notes."

Issuer........................   Radiologix, Inc.

New Notes.....................   $160 million aggregate principal amount of
                                 10 1/2% series B senior notes due 2008.

Maturity Date.................   December 15, 2008.

Interest Rate and Payment
Dates.........................   The New Notes will bear interest at an annual
                                 rate of 10 1/2%, payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 2002.

Ranking.......................   The New Notes will be our senior unsecured
                                 obligations, will rank senior in right of payment to all of our subordinated indebtedness and equal in right of payment with all of our other senior indebtedness.

Guarantees....................   The New Notes will be unconditionally
                                 guaranteed on a senior unsecured basis by our existing and future subsidiaries that are not unrestricted subsidiaries.

Optional Redemption...........   On or after December 15, 2005, we will have the
                                 right to redeem all or some of the New Notes from time to time at the following redemption prices, plus accrued and unpaid interest to the date of redemption

                                          FOR THE PERIOD                           PERCENTAGE
                                          --------------                           ----------
                                          On or after December 15, 2005..........   105.250%
                                          On or after December 15, 2006..........   102.625%
                                          December 15, 2007 and thereafter.......   100.000%

                                 On or prior to December 15, 2004, we may, at out option, redeem up to 35% of the original principal amount of the New Notes with the net proceeds from certain public equity offerings at a price equal to 110.500% of the principal amount, plus accrued and unpaid interest to the date of redemption, provided at least 65% of the original principal amount of the New Notes remains outstanding.

Change of Control.............   Upon the occurrence of a change of control,
                                 each holder of New Notes will have the right to require us to purchase all or any part of such holder's New Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase.

Asset Sale Offer..............   If we sell assets, we may have to use the net
                                 proceeds to offer to purchase the New Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest thereon to the date of purchase.

Certain Covenants.............   We will issue the New Notes under an indenture
                                 that, among other things, restricts our ability and the ability of our subsidiaries that are not unrestricted subsidiaries to:

                                 - borrow money;

                                 - pay dividends on or redeem or repurchase our
                                   stock;

                                 - make investments;

                                 - create liens;

                                 - sell certain assets or merge with or into
                                   other companies;

                                 - enter into certain transactions with
                                   affiliates;

                                 - sell stock in our subsidiaries; and

                                 - restrict dividends, distributions or other
                                   payments from our subsidiaries.

                                  RISK FACTORS

     There are many risks that may affect your investment in the New Notes. Some of these risks, but not all of them, are listed below. You should carefully consider these risks as well as the other information included or incorporated by reference in this prospectus before investing in the New Notes.

RISKS RELATING TO THE EXCHANGE OFFER

     If you do not exchange the Old Notes for New Notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the Old Notes. In general, the Old Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the Old Notes.

     The tender of Old Notes under the exchange offer will reduce the aggregate principal amount of the Old Notes. This may have an adverse effect upon, and increase the volatility of, the market price of any Old Notes that you continue to hold due to the reduction in liquidity.

RISKS RELATED TO OUR INDEBTEDNESS AND TO THE NEW NOTES

     The risks described in this section that apply to the New Notes also apply to any Old Notes not tendered for New Notes in the exchange offer.

  OUR SUBSTANTIAL LEVEL OF INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS ON THE NEW NOTES.

     We will have substantial indebtedness after this offering. As of December 31, 2001, we had approximately $197.2 million of indebtedness. In addition, we have the ability to borrow up to $35 million under our new senior credit facility. Also, subject to restrictions in the indenture relating to the New Notes and the new senior credit facility, we may incur additional indebtedness.

     Our high level of indebtedness could have important consequences to you, including the following:

     - our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired;

     - we must use a substantial portion of our cash flow from operations to pay interest on the New Notes and our other indebtedness, which will reduce the funds available to us for other purposes;

     - all of the indebtedness outstanding under the new senior credit facility will be secured by substantially all of our assets and will mature prior to the New Notes;

     - our high level of indebtedness could place us at a competitive disadvantage compared to our competitors that have less debt;

     - some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates; and

     - our high level of indebtedness makes us more vulnerable to economic downturns and adverse developments in our business.

     We expect to obtain the money to pay our expenses and to pay the amounts due under the New Notes, the new senior credit facility and other debt from our operations and from borrowings under the new senior credit facility. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. Our business may not generate sufficient cash flow from operations in the future, our currently anticipated growth in revenue and cash flow may not be realized on schedule and future borrowings may not be available to us under the new senior credit facility in an amount sufficient to enable us to repay indebtedness, including the New Notes, or to fund other liquidity needs. If we do not have enough money, we may be required to refinance all or part of our then existing debt (including the New Notes), sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, or at all. In addition, the terms of existing or future debt agreements, including the new senior credit facility and the indenture relating to the New Notes, may restrict us from adopting any of these alternatives. The failure to generate sufficient cash flow or to achieve such alternatives could significantly adversely affect the value of the New Notes and our ability to pay the amounts due under the New Notes.

  BECAUSE THE NEW NOTES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

     The New Notes will not be secured. Our new senior credit facility is secured by substantially all of our assets and a pledge of the capital stock of all of our wholly owned subsidiaries. If we become insolvent or are liquidated, or if payment under the new senior credit facility is accelerated, our lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the New Notes. The liquidation value of our assets may not be sufficient to repay in full the indebtedness under the new senior credit facility, as well as our other indebtedness, including the New Notes.

  OUR ABILITY TO REPAY THE NEW NOTES AND OUR OTHER DEBT DEPENDS ON CASH FLOW FROM OUR SUBSIDIARIES, SOME OF WHICH ARE NOT OBLIGATED TO MAKE FUNDS AVAILABLE TO MAKE PAYMENTS ON THE NEW NOTES.

     We are a holding company. Our only material assets are our ownership interests in our subsidiaries. Consequently, we depend on distributions or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including with respect to the New Notes. Our non-guarantor subsidiaries are not obligated to make funds available to us for payment on the New Notes. Only our subsidiaries that are not unrestricted subsidiaries will guarantee the New Notes. The historical consolidated financial statements incorporated by reference in this prospectus are presented on a consolidated basis, including all of our subsidiaries. The aggregate service fee revenue and EBITDA for the year ended December 31, 2001 of our subsidiaries that will not be guarantors of the New Notes were $20.4 million and $5.7 million, respectively, or 7.4% and 8.5%, respectively, of our total service fee revenue and EBITDA for the year ended December 31, 2001. The aggregate total assets at December 31, 2001 of our subsidiaries that will not be guarantors of the New Notes were $10.8 million, or 3.8% of our total assets at December 31, 2001. The operating results of our guarantor subsidiaries may not be sufficient to enable us to make payments on the New Notes. In addition, our rights and the rights of our creditors, including holders of the New Notes, to participate in the assets of any of our non-guarantor subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries' creditors. As a result, the New Notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries. As of December 31, 2001, the total liabilities of our non-guarantor subsidiaries, excluding intercompany liabilities, were $4.8 million.

  THE INDENTURE FOR THE NEW NOTES AND OUR NEW SENIOR CREDIT FACILITY IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS, WHICH MAY PREVENT US FROM PURSUING CERTAIN BUSINESS OPPORTUNITIES AND TAKING CERTAIN ACTIONS.

     The indenture for the New Notes and our new senior credit facility impose significant operating and financial restrictions on us. These restrictions will limit our ability to, among other things:

     - borrow money;

     - pay dividends on or redeem or repurchase our stock;

     - make investments;

     - create liens;

     - sell certain assets or merge with or into other companies;

     - enter into certain transaction with affiliates;

     - sell stock in our subsidiaries; and

     - restrict dividends, distributions or other payments from our subsidiaries.

     In addition, our new senior credit facility requires us to maintain specified financial ratios. These covenants could adversely affect our ability to finance our future operations or capital needs and pursue available business opportunities. A breach of any of these covenants or our inability to maintain the required financial ratios could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness. Acceleration of our other indebtedness could result in a default under the terms of the indenture governing the New Notes and our assets may not be sufficient to satisfy our obligations under our indebtedness, including the New Notes.

  A COURT COULD CANCEL THE GUARANTEES UNDER CERTAIN CIRCUMSTANCES.

     Each of our subsidiaries that is not an unrestricted subsidiary will guarantee the New Notes. If, however, a guarantor becomes a debtor in a case under the United States Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent conveyance laws a court might avoid (that is, cancel) its guarantee. The court might do so if it found that, when the guarantor entered into its guarantee or, in some states, when payments became due under its guarantee, it (i) received less than reasonably equivalent value or fair consideration for the guarantee and (ii) either (a) was or was rendered insolvent, (b) was left with inadequate capital to conduct its business, or (c) believed or should have believed that it would incur debts beyond its ability to pay. The court might also avoid a guarantee, without regard to the above factors, if it found that the guarantor entered into its guarantee with actual intent to hinder, delay, or defraud its creditors.

     A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited directly or indirectly from the issuance of the New Notes. If a court avoided a guarantee, you would no longer have a claim against the guarantor. In addition, the court might direct you to repay any amounts already received from the guarantor. If the court were to avoid any guarantor's guarantee, we cannot assure you that funds would be available to pay the New Notes from another guarantor or from any other source.

     The test for determining solvency for purposes of the foregoing will depend on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent either if the sum of its existing debts exceeds the fair value of all its property, or if the present fair saleable value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

     The indenture states that the liability of each guarantor on its guarantee is limited to the maximum amount that the subsidiary can incur without risk that the guarantee will be subject to avoidance as a fraudulent conveyance. This limitation may not protect the guarantees from a fraudulent conveyance attack or, if it does, that the guarantees will be in amounts sufficient, if necessary, to pay obligations under the New Notes when due.

  WE MAY NOT BE ABLE TO SATISFY OUR OBLIGATIONS TO HOLDERS OF THE NEW NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of a "change of control," as defined in the indenture, you will have the right to require us to purchase the New Notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest and liquidated damages, if any, to the date of purchase. Our failure to purchase, or give notice of purchase of, the New Notes would be a default under the indenture, which would in turn be a default under the new senior credit facility. Moreover, our failure to repay all amounts outstanding under the new senior credit facility upon a default would also be a default under the indenture.

     In addition, a change of control may constitute an event of default under the new senior credit facility. A default under the new senior credit facility will result in an event of default under the indenture if the lenders accelerate the debt under the new senior credit facility.

     If a change of control occurs, we may not have enough assets to satisfy all obligations under the new senior credit facility and the indenture related to the New Notes. Upon the occurrence of a change of control, we could seek to refinance the indebtedness under the new senior credit facility and the New Notes or obtain a waiver from the lenders or you as a holder of the New Notes. We may not be able to obtain a waiver or refinance our indebtedness on commercially reasonable terms, if at all.

  THERE IS NO ESTABLISHED TRADING MARKET FOR THE NEW NOTES, AND YOU MAY NOT BE ABLE TO SELL THEM QUICKLY OR AT THE PRICE THAT YOU PAID.

     The New Notes are a new issue of securities and there is no established trading market for the New Notes. We do not intend to apply for the New Notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the Old Notes have advised us that they intend to make a market in the New Notes, but they are not obligated to do so. The initial purchasers of the Old Notes may discontinue any market making in the New Notes at any time, in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the New Notes.

     You may not be able to sell your New Notes at a particular time or at favorable prices. We also cannot assure you as to the level of liquidity of the trading market for the New Notes or, in the case of any holders of Old Notes that do not exchange them, the trading market for the Old Notes following the offer to exchange the Old Notes for New Notes. As a result, you may be required to bear the financial risk of your investment in the New Notes or, in case of any holders of Old Notes that do not exchange them, the Old Notes indefinitely. Future trading prices of the Old Notes and the New Notes may be volatile and will depend on many factors, including:

     - our operating performance and financial condition;

     - our ability to complete the offer to exchange the Old Notes for the New Notes;

     - the interest of securities dealers in making a market for them; and

     - the market for similar securities.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

  OUR REVENUE IS DEPENDENT ON REFERRALS.

     We generate most of our revenue from fees charged for the use of our diagnostic imaging equipment at our centers. This revenue depends on referrals from third parties, many of which are made by physicians who have no contractual obligation to refer patients to us. We also generate revenue from service fees that we receive from the contracted radiology practices. If a sufficiently large number of physicians discontinues referring patients to us, our procedure volume could decrease, which would reduce our revenue and operating margins.

     Further, commercial third-party payors have implemented programs to control costs that could limit the ability of physicians to refer patients to us. For example, prepaid healthcare plans, such as health maintenance organizations, in certain instances provide diagnostic imaging services directly and contract directly with providers and require their enrollees to obtain these services from only these providers. Some insurance companies and self-insured employers also limit these services to contracted providers. These "closed panel" systems are now common in the managed care environment. Other systems create an economic disincentive for referrals to providers outside of the system's designated panel of providers. We may not be able to compete successfully for managed care contracts against entities with greater resources within a market area.

  CHANGES IN THIRD-PARTY REIMBURSEMENT RATES OR METHODS FOR DIAGNOSTIC IMAGING SERVICES COULD CREATE DOWNWARD PRICING PRESSURE, WHICH WOULD RESULT IN A DECLINE IN OUR REVENUE AND HARM OUR FINANCIAL POSITION.

     Our revenue is derived through our ownership, operation and management of diagnostic imaging centers and from service fees paid to us by contracted radiology practices. Substantially all of the revenue of our diagnostic imaging centers and the contracted radiology practices is currently derived from commercial third-party payors, government sponsored healthcare programs (principally, Medicare and Medicaid) and private and other payors. For the year ended December 31, 2001, revenue generated at our diagnostic imaging centers consisted of 62% from commercial third-party payors, 28% from Medicare and Medicaid and 10% from private and other payors.

     Rates paid by commercial third-party payors are based on established physician and hospital charges and are generally higher than Medicare reimbursement rates. Any decrease in the relative number of patients covered by commercial third-party payors could decrease our revenue.

     Any change in the rates of or conditions for reimbursement from commercial third-party payors, Medicare or Medicaid could substantially reduce the amounts reimbursed to us or our contracted radiology practices for services provided. These reductions could have a significant adverse effect on our revenue and financial results by creating downward pricing pressure.

  WE COULD BE HARMED IF THE CONTRACTED RADIOLOGY PRACTICES TERMINATE THEIR AGREEMENTS WITH US OR LOSE A SIGNIFICANT NUMBER OF RADIOLOGISTS.

     Our diagnostic imaging services include a professional component that must be provided by radiologists who are not directly employed by us. We do not control the radiologists who perform professional services for us. Instead, these radiologists are employed by the contracted radiology practices that maintain agreements with us. These agreements typically have terms of between 10 and 40 years, but may be terminated by either party under certain limited conditions. Depending on the termination event, the radiology practice may have the right to require us to sell, assign and transfer to it, the assets and related liabilities and obligations associated with the professional and technical radiology services provided by the radiology practice immediately prior to the termination. The termination or material modification of any of them could reduce our revenue.

     If a significant number of radiologists terminate their relationships with the contracted radiology practices and the radiology practices cannot recruit sufficient qualified radiologists to fulfill practice obligations under our agreements with them, our ability to maximize the use of our diagnostic imaging centers could be adversely affected. Competition in recruiting radiologists may make it difficult for contracted radiology practices to maintain adequate levels of radiologists. Neither we nor the contracted radiology practices maintain insurance on the lives of any affiliated physicians.

  WE MAY NOT BE ABLE TO SUCCESSFULLY COMPLETE OUR MARKET DEVELOPMENT PLANS.

     We intend to increase our presence in existing markets through acquisitions of centers, developing de novo centers and adding additional equipment at existing centers, establishing additional joint venture and outsourcing relationships and selectively entering into contractual relationships with high-quality, profitable radiology practices. We may not be able to expand either within our existing markets or in new markets. In addition, any expansion may not be beneficial to our overall strategy, and any such expansion may not ultimately produce returns that justify our investment.

     Our ability to expand is dependent upon many factors, including our ability to:

     - identify attractive and willing candidates for acquisitions, joint ventures or outsourcing relationships;

     - adapt our structure to comply with federal and state legal requirements affecting our arrangements with contracted radiology practices, including state prohibitions on fee-splitting, corporate practice of medicine and self-referrals;

     - obtain regulatory approvals and certificates of need, where necessary, and comply with licensing and certification requirements applicable to our diagnostic imaging centers, the contracted radiology practices and the physicians associated with the contracted radiology practices;

     - recruit a sufficient number of qualified radiology technologists;

     - expand our infrastructure and management; and

     - obtain adequate financing.

     Our ability to expand is also dependent on our ability to compete for opportunities. We may not be able to compete effectively for the acquisition of diagnostic imaging centers, joint venture opportunities or other outsourcing relationships. Our competitors may have better established operating histories and greater resources than we do. Competitors may make it more difficult to complete acquisitions or joint ventures on terms beneficial to us.

     Acquisitions involve a number of special risks, including the following:

     - possible adverse effects on our operating results;

     - diversion of management's attention and resources;

     - failure to retain key personnel;

     - difficulties in integrating new operations into our existing management infrastructure;

     - amortization or write-offs of acquired intangible assets; and

     - risks associated with unanticipated events or liabilities.

     Additionally, although we will continue to structure our operations in an effort to comply with applicable antitrust laws, federal or state governmental authorities may view us as being dominant in a particular market and, therefore, cause us to divest ourselves of relationships or assets.

  WE AND THE CONTRACTED RADIOLOGY PRACTICES MAY BECOME SUBJECT TO BURDENSOME LAWSUITS.

     We may be subject to professional liability claims, including, without limitation, for improper use or malfunction of our diagnostic imaging equipment. We maintain insurance policies with coverages that we believe are appropriate in light of the risks attendant to our business and consistent with industry practice. We also require the contracted radiology practices to maintain professional liability insurance consistent with industry practice. However, adequate liability insurance may not be available to us and the contracted radiology practices in the future at acceptable costs or at all.

     Providing medical services entails the risk of professional malpractice and other similar claims. The physicians employed by the contracted radiology practices are from time to time subject to malpractice claims. We structure our relationships with the practices under our agreements with them in a manner that we believe does not constitute the practice of medicine by us or subject us to professional malpractice claims for acts or omissions of physicians in the contracted radiology practices. Nevertheless, claims, suits or complaints relating to services provided by the contracted radiology practices may be asserted against us in the future, including malpractice.

     Any claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have an adverse effect on our financial performance. In addition, claims might adversely affect our business or reputation.

     We have assumed and succeeded to substantially all of the obligations of some of the operations that we have acquired. Therefore, claims may be asserted against us for events that occurred prior to these acquisitions. In connection with our acquisitions, the sellers of the operations that we have acquired have agreed to indemnify us for certain claims. However, we may not be able to collect payment under these indemnity agreements, which could affect us adversely.
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

  MOST OF OUR IMAGING MODALITIES REQUIRE THE UTILIZATION OF RADIATION, AND CERTAIN IMAGING MODALITIES UTILIZE RADIOACTIVE MATERIALS, AND THESE OPERATIONS GENERATE REGULATED WASTE AND COULD SUBJECT US TO REGULATION, RELATED COSTS AND DELAYS AND POTENTIAL LIABILITIES FOR INJURIES OR VIOLATIONS OF ENVIRONMENTAL, HEALTH AND SAFETY LAWS.

     Most of our imaging modalities utilize radiation, and certain imaging modalities utilize radioactive material. These operations generate medical and other regulated wastes. Storage, use and disposal of these materials and waste products present the risk of accidental environmental contamination and physical injury. We are subject to federal, state and local regulations governing storage, handling and disposal of these materials. We cannot completely eliminate the risk of accidental contamination or injury from these hazardous materials. In the event of an accident, we would be held liable for any resulting damages, and any liability could exceed the limits of or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations.

  WE MAY EXPERIENCE COMPETITION FROM OTHER DIAGNOSTIC IMAGING COMPANIES. THIS COMPETITION COULD ADVERSELY AFFECT OUR REVENUE AND OUR BUSINESS.

     The market for diagnostic imaging services is competitive. We compete principally on the basis of our reputation for providing multiple modalities, our conveniently located centers and our cost-effective, high-quality diagnostic imaging services. We compete locally with groups of radiologists, established hospitals, clinics and certain other independent organizations that own and operate imaging equipment. Our major national competitors include Alliance Imaging, Inc., HEALTHSOUTH Corporation, InSight Health Services Corp., Medical Resources, Inc., Syncor International Corporation and U.S. Diagnostic, Inc. Some of our local or national competitors that provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment.

     In addition, in the past some non-radiologist physician practices have refrained from establishing their own diagnostic imaging centers because of the federal physician self-referral legislation. Final regulations issued in January 2001 clarify certain of the exceptions to the physician self-referral legislation, which may create opportunities for and encourage some physician practices to establish their own diagnostic imaging centers within their group practices, which may compete with us.

  TECHNOLOGICAL CHANGE IN OUR INDUSTRY COULD REDUCE THE DEMAND FOR OUR SERVICES AND REQUIRE US TO INCUR SIGNIFICANT COSTS TO UPGRADE OUR EQUIPMENT.

     Technological change in the diagnostic imaging industry has been gradual. In the future, however, the development of new technologies or refinements of existing modalities may make our existing equipment technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our services. Diagnostic imaging equipment is currently manufactured by numerous companies. Competition among manufacturers for a greater share of the diagnostic imaging equipment market may result in technological advances in the speed and imaging capacity of new equipment. Consequently, the obsolescence of our equipment may be accelerated. We may not have the financial ability to acquire the new or improved equipment.

  A FAILURE TO MEET OUR CAPITAL EXPENDITURE REQUIREMENTS COULD ADVERSELY AFFECT OUR BUSINESS.

     We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of new diagnostic imaging centers and the acquisition of additional centers and new diagnostic imaging equipment. We incur capital expenditures to, among other things:

     - upgrade and replace existing equipment;

     - purchase new diagnostic imaging equipment; and

     - expand within our existing markets and enter new markets.

     To the extent we are unable to generate sufficient cash from our operations, funds are not available under our new senior credit facility or we are unable to structure or obtain operating leases, we may be unable to meet our capital expenditure requirements. Furthermore, we may not be able to raise any necessary additional funds through bank financing or the issuance of equity or debt securities on terms acceptable to us, if at all.

  OUR SUCCESS DEPENDS IN PART ON OUR KEY PERSONNEL AND WE MAY NOT BE ABLE TO RETAIN SUFFICIENT QUALIFIED PERSONNEL.

     Our success depends in part on our ability to attract and retain qualified senior and executive management, managerial and technical personnel. Competition in recruiting these personnel may make it difficult for us to continue our growth and success. The loss of their services or our inability in the future to attract and retain management and other key personnel could hinder the implementation of our business strategy. We do not maintain key person insurance for any of our executive officers. Recently, there has been a shortage in certain of our markets of qualified radiology technologists, the personnel who operate our equipment. If we are unable to recruit and retain a sufficient number of qualified technologists, we will be unable to operate our centers at maximum capacity.

  OUR INABILITY TO ENFORCE NON-COMPETE AGREEMENTS WITH THE RADIOLOGISTS MAY INCREASE COMPETITION.

     Each of the contracted radiology practices under our comprehensive services model has entered into agreements with its physician shareholders and full-time employed radiologists that generally prohibit those shareholders and radiologists from competing for a period of two years within defined geographic regions after they cease to be owners or employees, as applicable. In most states, a covenant not to compete will be enforced only:

     - to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement;

     - if it does not unreasonably restrain the party against whom enforcement is sought; and

     - if it is not contrary to public interest.

     Enforceability of a non-compete covenant is determined by a court based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible to predict whether, or to what extent, a court will enforce the contracted radiology practices' covenants. The inability of the contracted radiology practices or us to enforce radiologists' non-compete covenants could result in increased competition from individuals who are knowledgeable about our business strategies and operations.

  IT IS DIFFICULT TO ESTIMATE OUR UNCOLLECTIBLE ACCOUNTS RECEIVABLE AND CONTRACTUAL ALLOWANCES FOR BILLED CHARGES, WHICH MAY IMPACT OUR EARNINGS.

     Due to the complex nature of billing for healthcare services, it is difficult for us to estimate our uncollectible accounts receivable and our contractual allowances for billed charges. If we have to revise our estimates and our existing reserves are not adequate, this may impact our earnings. In late 2000, we engaged in an extensive review of our collection processes and our method of determining allowances for contractual adjustments and bad debts. At that time, management determined, based on reports and analyses not previously available, that the estimation process needed to be revised and that a portion of our accounts receivable were no longer collectible. Accordingly, we incurred a $13.3 million pre-tax charge for uncollectible accounts receivable during the fourth quarter of 2000.

  OUR RECORDED GOODWILL AMOUNTS MAY BE IMPAIRED UNDER NEW ACCOUNTING STANDARDS.

     At December 31, 2001, we had approximately $28.5 million recorded as goodwill. Under new accounting standards effective January 1, 2002, we will be required to assess our recorded goodwill amounts for impairment by applying a fair-value-based test. We are currently in the process of assessing whether an impairment charge is warranted as of January 1, 2002. Accordingly, we may be required to record a non-cash charge by writing down all or a portion of our recorded goodwill amounts. Such a write down could have a material impact on our results of operations in 2002 or future periods.

  MANAGED CARE CONTRACTS AND CAPITATED FEE ARRANGEMENTS COULD REDUCE OUR OPERATING MARGINS.

     For the year ended December 31, 2001, approximately 91% of revenue generated at our diagnostic imaging centers was derived from payments made on a fee-for-service basis and approximately 9% was derived from capitated arrangements. Under capitated or other risk-sharing arrangements, the healthcare provider typically is paid a pre-determined amount per-patient per-month from the payor in exchange for providing all necessary covered services to patients covered under the arrangement. These contracts pass much of the financial risk of providing outpatient diagnostic imaging services, including the risk of over-use, from the payor to the provider. Our success will depend in part on our ability to negotiate effectively, on behalf of the contracted radiology practices and the diagnostic imaging centers that we own, operate or manage, contracts with HMOs, employer groups and other third-party payors for services to be provided on a risk-sharing or capitated basis by some or all of the radiology practices and/or diagnostic imaging centers. Risk-sharing arrangements result in better revenue predictability, but more unpredictability of expenses and, consequently, profitability. We may not be able to negotiate satisfactory arrangements on a capitated or other risk-sharing basis, on behalf of our diagnostic imaging centers or the contracted radiology practices. In addition, to the extent that patients or enrollees covered by these contracts require more frequent or extensive care than anticipated, we would incur unanticipated costs not offset by additional revenue, which would reduce operating margins.

  WE MAY BE UNABLE TO GENERATE REVENUE WHEN OUR EQUIPMENT IS NOT OPERATIONAL.

     Timely, effective service is essential to maintaining our reputation and high utilization rates on our imaging equipment. Our warranties and maintenance contracts do not compensate us for loss of revenue when our systems are not fully operational. Equipment manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if we experience more equipment malfunctions than anticipated or if we are unable to promptly obtain the service necessary to keep our equipment functioning effectively, our revenue could decline and our ability to provide services would be harmed.

  OUR CORPORATE ORGANIZATIONAL DOCUMENTS COULD DISCOURAGE ACQUISITION PROPOSALS AND MAKE DIFFICULT A CHANGE OF CONTROL.

     Certain provisions of Radiologix's Restated Certificate of Incorporation, as amended, Radiologix's Amended and Restated Bylaws and Delaware law could discourage potential acquisition proposals, delay or prevent a change in control of Radiologix and, consequently, limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include the inability to remove directors except for cause and our ability to issue, without further stockholder approval, shares of preferred stock with rights and privileges senior to the common stock. We are also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an "interested stockholder" for three years after the stockholder became an interested stockholder.

     We have also entered into employment agreements with our four executive officers, which contain provisions that require us to pay certain amounts to the executives upon their termination following a change of control. These agreements may delay or prevent a change of control of Radiologix.

RISKS RELATING TO GOVERNMENT REGULATION OF OUR BUSINESS

  STATE AND FEDERAL ANTI-KICKBACK AND ANTI-SELF-REFERRAL LAWS MAY ADVERSELY AFFECT OUR INCOME.

     Various federal and state laws govern financial arrangements among healthcare providers. Federal anti-kickback law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare or Medicaid patients, or in return for, or to induce, the purchase, lease or order of items or services that are covered by Medicare or Medicaid. Similarly, many state laws prohibit the solicitation, payment or receipt of remuneration in return for, or to induce, the referral of patients in private as well as government programs. Violation of these anti-kickback laws may result in substantial civil or criminal penalties for individuals or entities and/or exclusion from federal or state healthcare programs. We believe that we are operating in compliance with applicable law and believe that our arrangements with providers would not be found to violate the anti-kickback laws. However, these laws could be interpreted in a manner inconsistent with our operations.

     Federal law prohibiting physician self-referrals (the "Stark Law") prohibits a physician from referring Medicare or Medicaid patients to an entity for certain "designated health services" if the physician has a prohibited financial relationship with that entity, unless an exception applies. Diagnostic radiology (other than nuclear medicine) is a designated health service. Although we believe that our operations do not violate these laws, our activities may be challenged. If a challenge to our activities is successful, it could have an adverse effect on our operations. In addition, legislation may be enacted in the future that further addresses Medicare and Medicaid fraud and abuse or that imposes additional requirements or burdens on us.

     All of the states in which our diagnostic imaging centers are located have adopted a form of anti-kickback law and almost all of those states have also adopted a form of Stark Law. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A determination of liability under the laws described in this risk factor could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

  FEDERAL FALSE CLAIMS ACT VIOLATIONS COULD AFFECT OUR PARTICIPATION IN GOVERNMENT PROGRAMS.

     The Federal False Claims Act provides in part that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The Federal False Claims Act further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual who is an original source of the allegations. The government has taken the position that claims presented in violation of the federal anti-kickback law or Stark Law may be considered a violation of the Federal False Claims Act. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person. We believe that we are in compliance with the rules and regulations that apply to the Federal False Claims Act. However, we could be found to have violated certain rules and regulations resulting in sanctions under the Federal False Claims Act, and if we are so found in violation, any sanctions imposed could result in fines and penalties and restrictions on and exclusions from participation in federal and state healthcare programs that are integral to our business.

  OUR AGREEMENTS WITH THE CONTRACTED RADIOLOGY PRACTICES MUST BE STRUCTURED TO AVOID THE CORPORATE PRACTICE OF MEDICINE AND FEE-SPLITTING.

     The laws of many states, including many of the states in which the contracted radiology practices are located, prohibit us from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as the splitting of professional fees with physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A component of our business has been to enter into service agreements with radiology practices. We provide management, administrative, technical and other non-medical services to the radiology practices in exchange for a service fee. We structure our relationships with the radiology practices, including the purchase of diagnostic imaging centers, in a manner that we believe keeps us from engaging in the practice of medicine or exercising control over the medical judgments or decisions of the radiology practices or their physicians or violating the prohibitions against fee-splitting. State regulatory authorities or other parties may assert that we are engaged in the corporate practice of medicine or that the payment of service fees to us by the radiology practices constitutes fee-splitting. If such a claim were successfully asserted, we could be subject to civil and criminal penalties and could be required to restructure or terminate the applicable contractual arrangements. This result, or our inability to successfully restructure our relationships to comply with these statutes, could jeopardize our business strategy.

  LICENSING AND CERTIFICATION LAWS MAY LIMIT OUR ABILITY TO EXPAND.

     Ownership, construction, operation, expansion and acquisition of diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning licensing of centers, personnel, certificates of need and other required certificates for certain types of healthcare centers and major medical equipment. The laws of some of the states in which we operate limit our ability to acquire new diagnostic imaging equipment or expand or replace our existing equipment at diagnostic imaging centers in those states. In addition, free-standing diagnostic imaging centers that provide services that are not performed as part of a physician office must meet Medicare requirements to be certified as an independent diagnostic testing facility to bill the Medicare program. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the market for our services.

  THE REGULATORY FRAMEWORK IS UNCERTAIN AND EVOLVING.

     Healthcare laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations from time to time as the regulatory environment changes. We cannot assure you, however, that we will be able to adapt our operations to address new regulations or that new regulations will not adversely affect our business. In addition, although we believe that we are operating in compliance with applicable federal and state laws, neither our current or anticipated business operations nor the operations of the contracted radiology practices have been the subject of judicial or regulatory interpretation. We cannot assure you that a review of our business by courts or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

     Certain states have enacted statutes or adopted regulations affecting risk assumption in the healthcare industry, including statutes and regulations that subject any physician or physician network engaged in risk-based managed care contracting to applicable insurance laws and regulations. These laws and regulations may require physicians and physician networks to meet minimum capital requirements and other safety and soundness requirements. Implementing additional regulations or compliance requirements could result in substantial costs to us and the contracted radiology practices and limit our ability to enter into capitated or other risk-sharing managed care arrangements.

                    THE DIAGNOSTIC IMAGING SERVICES INDUSTRY

OVERVIEW

     Diagnostic imaging involves the use of less-invasive techniques to generate representations of internal anatomy that can be recorded on film or digitized for display on a video monitor. Diagnostic imaging procedures facilitate the early diagnosis of diseases and disorders, often minimizing the cost and amount of care required for patients and healthcare providers. Diagnostic imaging procedures include: magnetic resonance imaging (or MRI), computed tomography (or
CT), positron emission tomography (or PET), nuclear medicine, ultrasound, mammography, bone densitometry (or DEXA), general radiography (or X-ray) and fluoroscopy.

     The Centers for Medicare & Medicaid Services estimate that national healthcare spending in 2000 was approximately $1.3 trillion and expect that spending will grow, on average, in excess of 7% annually through 2008. The American College of Radiology estimates that over 300 million diagnostic imaging procedures were performed in the United States during 1999, the most recent year for which data are available, generating estimated revenue of over $60 billion, or 5% of total healthcare spending. Furthermore, the American College of Radiology estimates that over 60% of this diagnostic imaging revenue was generated on an outpatient basis.

     We believe that the diagnostic imaging services industry will continue to grow as a result of:

     The Escalating Demand for Healthcare Services from an Aging Population. There has been strong demand for healthcare services due to an aging population in the United States. According to the United States Census Bureau, one of the fastest growing segments of the population is the group over 65 years of age, which is expected to increase as much as 16% from 2000 to 2010. We believe the aging population will help drive the growth for diagnostic imaging procedures over the coming years because diagnostic imaging utilization tends to increase as a person ages.

     The Increasing Role of Diagnostic Imaging in Healthcare. Advanced imaging equipment and modalities are allowing physicians to diagnose a wide variety of diseases and injuries quickly and accurately without exploratory surgery or other surgical or invasive procedures, which are usually more expensive, involve greater risk to patients and result in longer rehabilitation time. We believe that future technological advances will continue to enhance the ability of radiologists to diagnose and influence treatment. For example, experimental MRI techniques, such as magnetic resonance spectroscopic imaging, are used to show the functions of the brain and to investigate how epilepsy, AIDS, brain tumors, Alzheimer's disease and other abnormalities affect the brain. In addition, advanced imaging systems are gaining wider acceptance among payors, as they are increasingly seen and accepted as a tool for reducing long-term healthcare costs.

     Greater Consumer Awareness of and Demand for Preventive Diagnostic Screening. Diagnostic imaging is increasingly being used as a screening tool for preventive care. Consumer awareness of and demand for diagnostic imaging as a less-invasive and preventive screening method has added to the growth in diagnostic imaging procedures. Consumers are now more aware of the advanced procedures that are available to them and are requesting them as preventive procedures from their physicians and healthcare providers. We believe that, with increased technological advancements, there will be greater consumer awareness of and demand for diagnostic imaging procedures as preventive and less-invasive procedures for early diagnosis of diseases and disorders.

     An Increased Number of High-End Procedures That Utilize Advancements in Technology. Recent technological advancements include: magnetic resonance spectroscopic imaging, which can differentiate malignant from benign lesions; magnetic resonance angiography, which can produce three-dimensional images of body parts and assess the status of blood vessels; and enhancements in teleradiology systems, which permit the digital transmission of radiological images from one location to another for interpretation. Additional improvements in imaging technologies, contrast agents and scanning capabilities are leading to new, less-invasive methods of diagnosing diseases. For example, these improvements are aiding in detecting blockages in the heart's vital arteries, liver metastases, pelvic diseases and certain vascular abnormalities without exploratory surgery.

DIAGNOSTIC IMAGING MODALITIES

     The principal diagnostic imaging modalities include the following:

     Magnetic Resonance Imaging. MRI utilizes a strong magnetic field in conjunction with low energy electromagnetic waves that are processed by a computer to produce high-resolution, three-dimensional, cross-sectional images of body tissue, including the brain, spine, abdomen, heart and extremities. Unlike CT and conventional X-rays, MRI does not utilize ionizing radiation, which can cause tissue damage in high doses. A typical MRI examination takes from 20 to 45 minutes. MRI systems are priced in the range of $0.9 million to $2.5 million.

     Computed Tomography. CT utilizes a computer to direct the movement of an X-ray tube to produce multiple cross-sectional images of a particular organ or area of the body. CT is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections. CT provides higher resolution images than conventional X-rays, but generally not as well-defined as those produced by magnetic resonance. A typical CT examination takes from 15 to 45 minutes. CT systems are priced in the range of $0.3 million to $1.2 million.

     Positron Emission Tomography. PET utilizes a scanner to record signals emitted by compounds with signal-emitting tracers after such compounds are injected into a patient's body. A scanner records the signals as they travel through the body and collect in the various organs targeted for examination. A computer assembles the signals into actual images. PET has proven effective in the detection and tracking of cancer (including lung, colorectal, breast and prostate cancers), heart disease and brain disorders, including Alzheimer's disease, Parkinson's disease and seizure disorders. PET systems are priced in the range of $1 million to $1.4 million.

     Nuclear Medicine. Nuclear medicine utilizes short-lived radioactive isotopes that release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions.

     Ultrasound. Ultrasound imaging utilizes high-frequency sound waves to develop images of internal organs, fetuses and the vascular system. Ultrasound has widespread applications, particularly for procedures in obstetrics, gynecology and cardiology.

     Mammography. Mammography is a specialized form of radiology utilizing low dosage X-rays to visualize breast tissue and is the primary screening tool for breast cancer. Mammography procedures and related services assist in the diagnosis and treatment planning for breast cancer.

     Bone Densitometry. Bone densitometry uses an advanced technology called dual-energy X-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis and other bone diseases.

     General Radiography (or X-ray) and Fluoroscopy. X-rays utilize roentgen rays to penetrate the body and record images of organs and structures on film. Fluoroscopy utilizes ionizing radiation combined with a video viewing system for real time monitoring of organs. X-ray and fluoroscopy are the most frequently used imaging modalities. Digital X-ray systems add computer image processing capability to traditional X-ray images.

                                    BUSINESS

OUR COMPANY

     We are a leading national provider of diagnostic imaging services through our ownership and operation of free-standing, outpatient diagnostic imaging centers. We utilize sophisticated technology and technical expertise to perform a broad range of imaging procedures, such as MRI, CT, PET, nuclear medicine, ultrasound, mammography, DEXA, X-ray and fluoroscopy. We operate 120 diagnostic imaging centers located in 18 states, with a concentration of diagnostic imaging centers in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia. We offer multi-modality imaging services at 70 of our diagnostic imaging centers, which provide patients and referring physicians access to advanced diagnostic imaging services in one convenient location.

     We also provide administrative, management and information services to certain radiology practices that provide professional services in connection with our diagnostic imaging centers and to hospitals and radiology practices with which we operate joint ventures. The services we provide leverage our existing infrastructure and improve radiology practice or joint venture profitability, efficiency and effectiveness.

     For the year ended December 31, 2001, we performed over 1.9 million diagnostic imaging procedures and generated service fee revenue of $276.7 million. In addition, we generated cash flow from operations of $41 million for the year ended December 31, 2001. We have achieved substantial growth, having increased service fee revenue and EBITDA at compounded annual growth rates of 23% and 16%, respectively, from the year ended December 31, 1998 through the year ended December 31, 2001. Over the same period, we achieved average annual same center revenue growth of 12.2%.

COMPETITIVE STRENGTHS

     We believe that we are well-positioned to take advantage of favorable demographic and diagnostic imaging services industry trends by capitalizing on the following strengths:

     Our Leading Market Position in Our Core Markets. We have a concentrated presence in our core markets, which enables us to offer patients, referring physicians and payors a higher degree of responsiveness and convenience than independent operators or hospitals. We provide flexible scheduling, convenient locations and expanded hours of operation, as well as the expeditious delivery of radiology reports to referring physicians. The 89 centers in our core markets generated 87% of our service fee revenue for the year ended December 31, 2001. We believe that payors contract with us because of our strong market presence, the high quality of our services and our ability to provide a single point of contact and centralized administration. In addition, our leading position enables us to increase our procedure volume, optimize equipment utilization, benefit from economies of scale in purchasing and negotiation of payor contracts and leverage our administrative and information technology infrastructure in our core markets.

     Comprehensive, Leading-Edge Diagnostic Imaging Services. We provide a broad range of diagnostic imaging services within our core markets. Our 70 multi-modality centers enable us to offer one-stop shopping to patients, referring physicians and payors. In our experience, referring physicians and payors prefer to enter into relationships with diagnostic imaging providers that offer a broad spectrum of services at convenient locations, benefiting referring physicians and patients who require more than one type of diagnostic imaging procedure. From January 1, 1999 to December 31, 2001, we added over $70 million of equipment and leasehold improvements through purchase or lease to enhance our diagnostic imaging centers and increase the number of modalities offered per center to provide services demanded by patients, referring physicians and payors. Our multi-modality offerings, coupled with the introduction of technologically advanced imaging equipment, have contributed to an increase in our volume of procedures and an increase in the average revenue per technical procedure from $87.61 in 1998 to $112.65 for the year ended December 31, 2001.

     Diversified Payor Mix and Multi-Modality Service Offerings. Our revenue base comprises a diverse mix of payors, including managed care organizations, traditional indemnity providers, Medicare, Medicaid and private and other payors. For the year ended December 31, 2001, revenue generated at our diagnostic imaging centers consisted of 62% from commercial third-party payors, 28% from Medicare and Medicaid and 10% from private and other payors. In addition, we have experienced relatively stable pricing, with modest increases in most markets and across most modalities. We believe our payor diversity and multi-modality service offerings mitigate our exposure to possible unfavorable reimbursement trends within any one payor class and to modality-specific rate changes.

     Strong Relationships with Leading Radiology Practices. In each of our core markets, we contract with leading radiology practices to provide professional radiology services in connection with our diagnostic imaging centers. We believe that our affiliation with these leading radiology practices enhances our reputation with referring physicians and their patients. We also provide administrative, management and information services to certain radiology practices. In light of a recent shortage of radiologists, we believe that our contractual relationships with large, established radiology practices are important to maintaining our high quality service.

     Experienced Management Team. We have a highly experienced management team with an average of approximately 20 years of healthcare services experience. Management has successfully generated growth by increasing same center revenue and executing a disciplined expansion strategy.

BUSINESS STRATEGY

     Our strategy is to enhance our strong market presence and to increase revenue and cash flow by continuing to pursue the following business strategy:

     Increase Procedure Volume and Maximize Revenue at Existing Centers. We intend to enhance our operations and increase procedure volume and revenue at our existing centers by:

     - expanding referring physician, hospital and payor relationships;

     - increasing patient referrals through targeted marketing efforts; and

     - leveraging our multi-modality offerings to increase the number of high-end procedures performed.

     Maintain Market Leadership in Our Core Markets. We intend to maintain our leading market position in our core markets by pursuing strategic "tuck-in" acquisitions and developing de novo centers. In addition, we believe that we will have opportunities to increase the use of our diagnostic imaging services through additional joint venture or outsourcing arrangements with hospitals, in part due to recent federal healthcare regulatory changes that favor outpatient centers that are managed or owned in joint venture or outsourcing arrangements with third parties.

     Maximize Equipment Utilization and Enhance Service Offerings. Seventy of our centers provide multi-modality imaging services, including various combinations of MRI, CT, PET, nuclear medicine, ultrasound, mammography, DEXA, X-ray and fluoroscopy. We intend to maximize our equipment utilization by adding, upgrading and re-deploying equipment where we experience excess demand and by consolidating, divesting or closing unprofitable centers or markets. In addition, we intend to enhance our service offerings by adding, upgrading and replacing our diagnostic imaging equipment to meet referring physician and patient demands.

OPERATION OF CENTERS

     At December 31, 2001, we operated 120 diagnostic imaging centers located in 18 states. We utilize sophisticated technology and technical expertise to perform a broad range of imaging procedures such as MRI, CT, PET, nuclear medicine, ultrasound, mammography, DEXA, X-ray and fluoroscopy. As part of operating our diagnostic imaging centers, we purchase and maintain diagnostic imaging equipment, hire and train employees, schedule patient appointments, perform patient procedures, process bills, keep records and obtain and maintain permits, licenses and insurance.

     Referrals for diagnostic imaging services at our centers come from referring physicians, including primary care physicians and specialists. In our experience, these referrals are influenced by individual patients acting as consumers as well as by health systems, managed care organizations, insurers and other entities representing large groups of patients. Offering a wide spectrum of modalities at a diagnostic imaging center enables us to offer "one-stop shopping" to referring physicians and patients. For example, a physician may refer a patient for an X-ray. If the X-ray, when interpreted by a radiologist who is providing professional services at the diagnostic imaging center, reveals that further diagnostic imaging (for example, a CT procedure) is necessary, the radiologist can confer with the referring physician and the patient can undergo the CT procedure at the same center. Thus, by offering both X-ray and CT modalities at the diagnostic imaging center, the patient can avoid multiple visits, thereby decreasing costs and time delays.

     Managed care organizations, insurers and other entities often represent large groups of patients who are dispersed throughout a wide geographic area. These entities influence referring physicians' decisions by entering into provider agreements with, or otherwise selecting or approving, healthcare service providers, including diagnostic imaging service providers. Our experience is that entities representing large groups of patients often prefer to enter into managed care contracts with providers who offer a broad array of diagnostic imaging services throughout a corresponding geographic area. We have developed our diagnostic imaging networks, in part, to be selected as a preferred provider for these entities more frequently, which may increase physician referrals to our centers.

     To increase the convenience of our diagnostic imaging centers to patients, we implement market-wide scheduling systems where practical. In these instances, each diagnostic imaging center in a market area can access the patient appointment calendar of other centers in the market area. Each center also can schedule patient appointments at every other center within the network. This system permits each of our centers within a market area to efficiently allocate time available at our diagnostic imaging centers within that market area and to meet a patient's appointment time, date or location preferences.

     We focus on providing quality patient care and service to ensure patient and referring physician satisfaction. Our development of comprehensive radiology networks permits us to invest in technologically advanced imaging equipment, including MRI, open MRI, spiral CT and PET. Our consolidation of diagnostic imaging centers into coordinated networks improves response time, increases overall patient accessibility, permits us to standardize certain customer relations procedures and permits us to develop "best practices" for our diagnostic imaging centers. We seek the input and participation of the contracted radiology practices to which we provide administrative, management and information services to develop best practices and to improve productivity and the quality of services. By focusing on further improving and, where appropriate, standardizing the operations of our diagnostic imaging centers, we believe that we can increase patient and referring physician satisfaction, which should lead to increased referrals and increased utilization of our diagnostic imaging centers.

     Payment for diagnostic imaging services comes primarily from commercial third-party payors, governmental payors (including Medicare and Medicaid) and private and other payors. Our centers are principally dependent on our ability to attract referrals from primary care physicians, specialists and other healthcare providers. The referral often depends on the existence of a contractual arrangement with the referred patient's health benefit plan. For the year ended December 31, 2001, approximately 9% of our revenue generated at our diagnostic imaging centers was generated from capitated arrangements. The following table illustrates our approximate payor mix, based on revenue generated at our diagnostic imaging centers, for the year ended December 31, 2001:

                                                               PERCENT OF
PAYOR                                                         TOTAL REVENUE
-----                                                         -------------
Commercial..................................................       62%
Medicare and Medicaid.......................................       28%
Private and Other...........................................       10%

CONTRACTED RADIOLOGY PRACTICES

     We contract with radiology practices to provide professional services, including supervision and interpretation of diagnostic imaging procedures performed in our diagnostic imaging centers. We believe that we do not engage in the practice of medicine nor do we employ physicians. The radiology practices maintain full control over the provision of professional radiological services. The contracted radiology practices generally have outstanding physician and practice credentials and reputations; strong competitive market positions; a broad sub-specialty mix of physicians; a history of growth and potential for continued growth; and a willingness to embrace our strategy for the delivery of diagnostic imaging services.

     We have two models by which we contract with radiology practices: a comprehensive services model and a technical services model. Under our comprehensive services model, we enter into a long-term agreement with a radiology practice group (typically 40 years). Under this arrangement, in addition to obtaining technical fees for the use of our diagnostic imaging equipment and the provision of technical services, we provide management services and receive a fee based on the practice group's professional revenue, including revenue derived outside of our diagnostic imaging centers. Under our technical services model, we enter into a shorter-term agreement with a radiology practice group (typically 10 to 15 years) and pay them a fee based on cash collections from reimbursements for imaging procedures. In both the comprehensive services and technical services models, we own the diagnostic imaging assets, and, therefore, receive 100% of the technical reimbursements associated with imaging procedures. Additionally, in most instances, both the comprehensive services and the technical services models contemplate an incentive technical bonus for the radiology group if the net technical income exceeds specified thresholds.

     The agreements with the radiology practices under our comprehensive services model contain provisions whereby both parties have agreed to certain restrictions on accepting or pursuing radiology opportunities within a five to 15-mile radius of any of our owned, operated or managed diagnostic imaging centers at which the radiology practice provides professional radiology services or any hospital at which the radiology practice provides on-site professional radiology services. Each of these agreements also restricts the applicable radiology practice from competing with us and our other contracted radiology practices within a specified geographic area during the term of the agreement. In addition, the agreements require the radiology practices to enter into and enforce agreements with their physician shareholders at each radiology practice (subject to certain exceptions) that include covenants not to compete with us for a period of two years after termination of employment or ownership, as applicable.

     Under our comprehensive services model, we have the right to terminate each agreement if the radiology practice or a physician employee of the contracted radiology practice engages in conduct, or is formally accused of conduct, for which the physician employee's license to practice medicine reasonably would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which (in the absence of termination of this physician or other action to monitor or cure this act or conduct) adversely affects or would reasonably be expected to adversely affect the radiology practice. In addition, we may terminate each of these agreements if, during the first five years of the agreement, more than one-third of the total number of physicians employed or retained by the practice are no longer employed or retained by such practice other than because of certain events, including death, permanent disability, pre-qualified retirement or involuntary loss of hospital contracts or privileges.

     Under our comprehensive services model, upon termination of an agreement with a radiology practice, depending upon the termination event, we may have the right to require the radiology practice to purchase and assume, or the radiology practice may have the right to require us to sell, assign and transfer to it, the assets and related liabilities and obligations associated with the professional and technical radiology services provided by the radiology practice immediately prior to the termination. The purchase price for the assets, liabilities and obligations would be the lesser of their fair market value or the return of the consideration received in the acquisition. However, the purchase price may not be less than the net book value of the assets being purchased.

     The agreements with most of the radiology practices under our technical services model contain noncompete provisions that are generally less restrictive than those provisions under our comprehensive services model. The geographic scope of and types of services covered by the non-compete provisions vary from practice to practice. Under our technical services model, we generally have the right to terminate the agreement if a contracted radiology practice loses the licenses required to perform the service obligations under the agreement, violates noncompete provisions relating to the modalities offered or if certain net income thresholds are not met.

DIAGNOSTIC IMAGING CENTERS

     We operate 120 diagnostic imaging centers consisting of 86 owned and operated free-standing diagnostic imaging centers; 21 diagnostic imaging centers operated by us and owned through 15 joint venture relationships with hospitals, health systems or radiology practices; and 13 diagnostic imaging centers to which we provide management, administrative and information services or diagnostic imaging equipment. Of our 120 centers, 70 offer multiple modalities of diagnostic imaging services. The number and type of modalities offered are determined primarily by the demand for such services within their respective market areas.

     Information related to these diagnostic imaging centers is set forth below:

                                                                DIAGNOSTIC IMAGING CENTERS
                                                               ----------------------------
                                                                           JOINT
                                                                OWNED     VENTURE
MARKET NAME                   GEOGRAPHIC LOCATION              CENTERS    CENTERS    OTHER
-----------                   -------------------              --------   --------   ------
Mid-Atlantic        Baltimore, MD/Washington Metro-Area.....      26         10         0
Finger Lakes        Rochester, NY...........................       6          0         3
Bay Area            an Francisco/Oakland/San Jose, CA.......      18          0         0
South Texas         San Antonio, TX.........................       1          5         0
Northeast Kansas    Topeka, KS and Northeast KS.............       1          1         0
Hudson Valley       Rockland County, NY.....................       7          0         6
Treasure Coast      St. Lucie County, FL....................       3          0         0
Questar             Multiple locations(1)...................      24          5         4
                                                                  --         --        --
  TOTAL.....................................................      86         21        13
                                                                  ==         ==        ==

---------------

(1) Includes diagnostic imaging centers in Arizona, California, Colorado, Delaware, Florida, Georgia, Illinois, Kansas, Minnesota, Missouri, Nebraska, Nevada, Ohio and Pennsylvania that were acquired as part of the Questar acquisition and are not integrated into our core market areas.

     Many of the 21 joint venture diagnostic imaging centers are located on, or adjacent to, the participating hospital or health center's campus. We are the general partner or managing member of 13 of our 15 joint ventures, comprising 19 of the 21 joint venture diagnostic imaging centers.

     The 13 diagnostic imaging centers to which we provide management, administrative and information services include 11 locations where we own the diagnostic imaging equipment. Examples of these 11 locations include hospitals where we have installed equipment that we operate under an agreement with the hospital or health center. These relationships permit us to provide services to hospitals and health centers without directly competing against a radiology department that is equipped and operated by the hospital or health center. In the remaining two centers, we do not have an ownership interest in the equipment, but provide management services and employees.

DIAGNOSTIC IMAGING EQUIPMENT

     We currently operate 487 diagnostic imaging units at our 120 centers, of which 83 are MRI units, 43 are CT units, 6 are PET units, 26 are nuclear medicine units, 95 are ultrasound units, 71 are mammography units, 27 are DEXA units, 79 are X-ray units and 57 are fluoroscopy units. The average age of our MRI units is 3.8 years, our CT units is 4.4 years and our PET units is 1.5 years.

     We continue to evaluate the mix of our diagnostic imaging equipment in response to changes in technology and to maximize utilization of our equipment. The overall technological competitiveness of our equipment continually improves through upgrades, disposal and/or trade-in of older equipment and the purchase or execution of leases for new equipment. Several substantial companies presently manufacture MRI (including open MRI), CT, PET and other diagnostic imaging equipment, including GE Medical Systems, Hitachi Medical Systems, Siemens Medical Systems and Phillips Medical Systems. We maintain good working relationships with many of the major manufacturers to better ensure an adequate supply as well as access to the most appropriate types of diagnostic imaging equipment for the specific imaging center to be established.

     Timely, effective maintenance is essential for achieving high utilization rates of our imaging equipment. Most of our equipment is covered by a one year warranty from the original equipment manufacturers. We also contract with the original equipment manufacturers for comprehensive maintenance programs to minimize the period of time our equipment is unavailable.

SALES AND MARKETING

     We selectively invest in marketing and sales resources and activities in an effort to attract new patients, expand business relationships, grow revenue at our existing centers and maintain present business alliances and contractual agreements. Marketing activities include having frequent contact with referring physicians and their office staffs, organizing and presenting educational programs on new applications and uses of technology, developing and conducting customer service programs and proactively calling managed care organizations and third-party insurance companies to solicit additional contracts. Sales activities principally focus on referring physicians and managed care entities, while general awareness programs are targeted to patients and referring physicians.

GOVERNMENT REGULATION AND SUPERVISION

     General. The healthcare industry is highly regulated, and we can give no assurance that the regulatory environment in which we operate will not change significantly in the future. Our ability to operate profitably will depend in part upon us, the contracted radiology practices and their affiliated physicians obtaining and maintaining all necessary licenses, certificates of need and other approvals and operating in compliance with applicable healthcare regulations. We believe that healthcare regulations will continue to change. Therefore, we monitor developments in healthcare law and modify our operations from time to time as the business and regulatory environment changes. Although we intend to continue to operate in compliance, we cannot ensure that we will be able to adequately modify our operations so as to address changes in the regulatory environment.

     Licensing and Certification Laws. Ownership, construction, operation, expansion and acquisition of diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning licensing of centers, personnel, certificates of need and other required certificates for certain types of healthcare centers and major medical equipment. The laws of some of the states in which we operate limit our ability to acquire new diagnostic imaging equipment or expand or replace our existing equipment at diagnostic imaging centers in those states. In addition, free-standing diagnostic imaging centers that provide services not performed as part of a physician office must meet Medicare requirements to be certified as an independent diagnostic testing facility to bill the Medicare program. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the market for our services.

     Fee-Splitting; Corporate Practice of Medicine. The laws of many states, including many of the states in which the contracted radiology practices are located, prohibit us from exercising control over the medical judgments or decisions of physicians and from engaging in certain financial arrangements, such as splitting professional fees with physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. A component of our business has been to enter into service agreements with radiology practices. We provide management, administrative, technical and other non-medical services to the radiology practices in exchange for a service fee. We structure our relationships with the radiology practices, including the purchase of diagnostic imaging centers, in a manner that we believe keeps us from engaging in the practice of medicine or exercising control over the medical judgments or decisions of the radiology practices or their physicians or violating the prohibitions against fee-splitting. State regulatory authorities or other parties may assert that we are engaged in the corporate practice of medicine or that the payment of service fees to us by the radiology practices constitutes fee-splitting. If such a claim were successfully asserted, we could be subject to civil and criminal penalties and could be required to restructure or terminate the applicable contractual arrangements. This result or our inability to successfully restructure our relationships to comply with these statutes could jeopardize our business strategy.

     Medicare and Medicaid Reimbursement Program. Our revenue is derived through our ownership, operation and management of diagnostic imaging centers and from service fees paid to us by contracted radiology practices. During the year ended December 31, 2001, approximately 28% of our revenue generated at our diagnostic imaging centers was derived from government sponsored healthcare programs (principally, Medicare and Medicaid).

     Initiatives have been proposed that, if implemented, would have the effect of substantially decreasing reimbursement rates for outpatient diagnostic imaging services provided at hospital facilities. We believe that we will have opportunities to increase the use of our diagnostic imaging services through additional joint venture or outsourcing arrangements with hospitals, in part due to such federal healthcare regulatory changes that favor outpatient centers that are managed or owned in joint venture or outsourcing arrangements with third parties. As of January 2002, Medicare has decreased reimbursement rates for physician and outpatient services, including diagnostic imaging services. Our centers are principally dependent on our ability to attract referrals from primary care physicians, specialists and other healthcare providers. The referral often depends on the existence of a contractual arrangement with the referred patient's health benefit plan.

     Any further change in Medicare or Medicaid rates or conditions for reimbursement could substantially reduce the amounts reimbursed to us or our contracted radiology practices for services provided. These reductions could have a significant adverse effect on our revenue and financial results by creating downward pricing pressure.

     Medicare and Medicaid Fraud and Abuse. Federal law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under the Medicare, Medicaid or other governmental programs or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under the Medicare, Medicaid or other governmental programs. Enforcement of this anti-kickback law is a high priority for the federal government, which has substantially increased enforcement resources and is scheduled to continue increasing such resources. The applicability of the anti-kickback law to many business transactions in the healthcare industry has not yet been subject to judicial or regulatory interpretation. Noncompliance with the federal anti-kickback legislation can result in exclusion from the Medicare, Medicaid or other governmental programs and civil and criminal penalties.

     We receive fees under our service agreements for management and administrative services, which include contract negotiation and marketing services. We do not believe we are in a position to make or influence referrals of patients or services reimbursed under Medicare, Medicaid or other governmental programs to radiology practices or their affiliated physicians or to receive referrals. However, we may be considered to be in a position to arrange for items or services reimbursable under a federal healthcare program. Because the provisions of the federal anti-kickback statute are broadly worded and have been broadly interpreted by federal courts, it is possible that the government could take the position that our arrangements with the contracted radiology practices implicate the federal anti-kickback statute. Violation of the law can result in monetary fines, civil and criminal penalties, and exclusion from participation in federal or state healthcare programs, any of which could have an adverse effect on our business and results of operations. While our service agreements with the contracted radiology practices will not meet a "safe harbor" to the federal anti-kickback statute, failure to meet a "safe harbor" does not mean that agreements violate the anti-kickback statute. We have sought to structure our agreements to be consistent with fair market value in arms' length transactions for the nature and amount of management and administrative services rendered. For these reasons, we do not believe that service fees payable to us should be viewed as remuneration for referring or influencing referrals of patients or services covered by such programs as prohibited by statute.

     Significant prohibitions against physician referrals have been enacted by Congress. These prohibitions are commonly known as the "Stark Law." The Stark Law prohibits a physician from referring Medicare or Medicaid patients to an entity providing "designated health services," including, without limitation, radiology services, in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The penalties for violating the Stark Law include a prohibition on payment by these governmental programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme." We believe that, although we receive fees under our service agreements for management and administrative services, we are not in a position to make or influence referrals of patients.

     On January 4, 2001, the Health Care Financing Administration, Department of Health and Human Services, now known as the Centers for Medicare and Medicaid Services ("CMS"), published final regulations to implement the Stark Law. Under the final regulations, radiology and certain other imaging services and radiation therapy services and supplies are services included in the designated health services subject to the self-referral prohibition. Under the final regulations, such services include the professional and technical components of any diagnostic test or procedure using X-rays, ultrasound or other imaging services, computerized axial tomography, MRI, radiation therapy and diagnostic mammography services (but not screening mammography services). The final regulations, however, exclude from designated health services: (i) X-ray, fluoroscopy or ultrasonic procedures that require the insertion of a needle, catheter, tube or probe through the skin or into a body orifice; (ii) radiology procedures that are integral to the performance of, and performed during, nonradiological medical procedures; (iii) nuclear medicine procedures; and (iv) "invasive" or "interventional" radiology, because the radiology services in these procedures are merely incidental or secondary to another procedure that the physician has ordered.

     The Stark Law provides that a request by a radiologist for diagnostic radiology services or a request by a radiation oncologist for radiation therapy, if such services are furnished by or under the supervision of such radiologist or radiation oncologist pursuant to a consultation requested by another physician, does not constitute a "referral" by a "referring physician." If such requirements are met, the Stark Law self-referral prohibition would not apply to such services. The effect of the Stark Law on the radiology practices, therefore, will depend on the precise scope of services furnished by each such practice's radiologists and whether such services derive from consultations or are self-generated. We believe that (other than self-referred patients) all of the services covered by the Stark Law provided by the contracted radiology practices derive from requests for consultation by non-affiliated physicians. Therefore, we believe that the Stark Law is not implicated by the financial relationships between us and the contracted radiology practices.

     In addition, we believe that we have structured our acquisitions of the assets of existing practices, and we intend to structure any future acquisitions, so as to not violate the anti-kickback and Stark Law and regulations. Specifically, we believe the consideration paid by us to physicians to acquire the tangible and intangible assets associated with their practices is consistent with fair market value in arms' length transactions and is not intended to induce the referral of patients. Should any such practice be deemed to constitute an arrangement designed to induce the referral of Medicare or Medicaid patients, then our acquisitions could be viewed as possibly violating anti-kickback and anti-referral laws and regulations. A determination of liability under any such laws could have an adverse effect on our business, financial condition and results of operations.

     The federal government recently announced an initiative to audit all Medicare carriers, which are the companies that adjudicate and pay Medicare claims. These audits are expected to intensify governmental scrutiny of individual providers. An unsatisfactory audit of any of our diagnostic imaging centers or contracted radiology practices could result in significant repayment obligations, exclusion from the Medicare, Medicaid, or other governmental programs and/or civil and criminal penalties.

     Federal regulatory and law enforcement authorities have recently increased enforcement activities with respect to Medicare and Medicaid fraud and abuse regulations and other reimbursement laws and rules, including laws and regulations that govern our activities and the activities of the radiology practices. Our or the radiology practices' activities may be investigated, claims may be made against us or the radiology practices and these increased enforcement activities may directly or indirectly have an adverse effect on our business, financial condition and results of operations.

     State Anti-kickback and Physician Self-referral Laws. All of the states in which our diagnostic imaging centers are located have adopted a form of anti-kickback law and almost all of those states have also adopted a form of Stark Law. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws cover all referrals by all healthcare providers for all healthcare services. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

     Federal False Claims Act. The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The Federal False Claims Act further provides that a lawsuit thereunder may be initiated in the name of the United States by an individual who is an original source of the allegations. The government has taken the position that claims presented in violation of the federal anti-kickback law or Stark Law may be considered a violation of the Federal False Claims Act. Penalties include civil penalties of not less than $5,500 and not more than $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person. We believe that we are in compliance with the rules and regulations that apply to the Federal False Claims Act. However, we could be found to have violated certain rules and regulations resulting in sanctions under the Federal False Claims Act, and if we are so found in violation, any sanctions imposed could result in fines and penalties and restrictions on and exclusion from participation in federal and state healthcare programs that are integral to our business.

     Healthcare Reform Initiatives. Healthcare laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations from time to time as the regulatory environment changes. We cannot assure you, however, that we will be able to adapt our operations to address new regulations or that new regulations will not adversely affect our business. In addition, although we believe that we are operating in compliance with applicable federal and state laws, neither our current or anticipated business operations nor the operations of the contracted radiology practices has been the subject of judicial or regulatory interpretation. We cannot assure you that a review of our business by courts or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

     Health Insurance Portability and Accountability Act of 1996. In an effort to combat healthcare fraud, Congress enacted the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). HIPAA, among other things, amends existing crimes and criminal penalties for Medicare fraud and enacts new federal healthcare fraud crimes, including actions affecting non-governmental payors. Under HIPAA, a "healthcare benefit program" includes any private plan or contract affecting interstate commerce under which any medical benefit, item or services is provided. A person or entity that knowingly and willfully obtains the money or property of any healthcare benefit program by means of false or fraudulent representations in connection with the delivery of healthcare services is subject to a fine and/or imprisonment. In addition, HIPAA authorizes the imposition of civil money penalties against entities that employ or enter into contracts with excluded Medicare or Medicaid program participants if such entities provide services to federal health program beneficiaries. A finding of liability under HIPAA could have a material adverse effect on our business, financial condition and results of operations.

     Further, HIPAA requires healthcare providers and their business associates to maintain the privacy and security of individually identifiable health information. HIPAA imposes federal standards for electronic transactions with health plans, the security of electronic health information and for protecting the privacy of individually identifiable health information. The government recently published regulations to implement the privacy standards with an initial compliance date of April 14, 2003. We may encounter certain costs associated with complying with the primary provisions. A finding of liability under HIPAA's privacy or security provisions may also result in criminal and civil penalties, and could have a material adverse effect on our business, financial condition, and results of operations.

     Compliance Program. With the assistance of our special healthcare regulatory counsel, we implemented a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We have appointed a compliance officer who is charged with implementing and supervising our compliance program, which includes the adoption of (i) "Standards of Conduct" for our employees and affiliates and (ii) an "Ethics Process" that specifies how employees, affiliates and others may report regulatory or ethical concerns to our compliance officer. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the Department of Health and Human Services. An important part of our compliance program consists of conducting periodic audits of various aspects of our operations and that of the contracted radiology practices. We also conduct mandatory educational programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program.

     Insurance Laws and Regulation. Certain states have enacted statutes or adopted regulations affecting risk assumption in the healthcare industry, including statutes and regulations that subject any physician or physician network engaged in risk-based managed care contracting to applicable insurance laws and regulations. These laws and regulations may require physicians and physician networks to meet minimum capital requirements and other safety and soundness requirements. Implementing additional regulations or compliance requirements could result in substantial costs to us and the contracted radiology practices and limit our ability to enter into capitated or other risk-sharing managed care arrangements.

COMPETITION

     The market for diagnostic imaging services is competitive. We compete principally on the basis of our reputation, our ability to offer multiple modalities, our conveniently located centers and our cost-effective, high-quality diagnostic imaging services. We compete locally with groups of radiologists, established hospitals, clinics and certain other independent organizations that own and operate imaging equipment. Our major national competitors include Alliance Imaging, Inc., HEALTHSOUTH Corporation, InSight Health Services Corp., Medical Resources, Inc., Syncor International Corporation and U.S. Diagnostic, Inc. Some of our local or national competitors that provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment.

     In addition, in the past some non-radiologist physician practices have refrained from establishing their own diagnostic imaging centers because of the federal physician self-referral legislation. Final regulations issued in January 2001 clarify certain of the exceptions to the physician self-referral legislation, which may create opportunities for and encourage some physician practices to establish their own diagnostic imaging centers within their group practices, which may compete with us.

     Each of the contracted radiology practices under our comprehensive services model has entered into agreements with its physician shareholders and full-time employed radiologists that generally prohibit those shareholders and radiologists from competing for a period of two years within defined geographic regions after they cease to be owners or employees, as applicable. In most states, a covenant not to compete will be enforced only:

     - to the extent it is necessary to protect a legitimate business interest of the party seeking enforcement;

     - if it does not unreasonably restrain the party against whom enforcement is sought; and

     - if it is not contrary to public interest.

     Enforceability of a non-compete covenant is determined by a court based on all of the facts and circumstances of the specific case at the time enforcement is sought. For this reason, it is not possible to predict whether, or to what extent, a court will enforce the contracted radiology practices' covenants. The inability of the contracted radiology practices or us to enforce radiologists' non-compete covenants could result in increased competition from individuals who are knowledgeable about our business strategies and operations.

     We may not be able to compete effectively for the acquisition of diagnostic imaging centers, joint venture opportunities or other outsourcing relationships. Our competitors may have better established operating histories and greater resources than we do. Competitors may make it more difficult to complete acquisitions or joint ventures on terms beneficial to us.

CORPORATE LIABILITY AND INSURANCE

     We may be subject to professional liability claims including, without limitation, for improper use or malfunction of our diagnostic imaging equipment. We maintain insurance policies with coverages that we believe are appropriate in light of the risks attendant to our business and consistent with industry practice. We also require the contracted radiology practices to maintain sufficient professional liability insurance consistent with industry practice. However, adequate liability insurance may not be available to us and the contracted radiology practices in the future at acceptable costs or at all.

     Providing medical services entails the risk of professional malpractice and other similar claims. The physicians employed by the contracted radiology practices are from time to time subject to malpractice claims. We structure our relationships with the practices under our agreements with them in a manner that we believe does not constitute the practice of medicine by us or subject us to professional malpractice claims for acts or omissions of physicians in the contracted radiology practices. Nevertheless, claims, suits or complaints relating to services provided by the contracted radiology practices may be asserted against us in the future, including malpractice.

     Any claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have an adverse effect on our financial performance. In addition, claims might adversely affect our business or reputation.

     The contracted radiology practices maintain professional liability insurance coverage primarily on a claims made basis. This insurance provides coverage for claims asserted when the policy is in effect, regardless of when the events that caused the claim occurred. The contracted radiology practices are required by the terms of the service agreements to maintain medical malpractice liability insurance consistent with minimum limits mandated in their hospital contracts or by applicable state law.

     We maintain general liability and umbrella coverage in commercially reasonable amounts. Additionally, we maintain workers' compensation insurance on all employees. Coverage is placed on a statutory basis and responds to each state's specific requirements.

     In 1997, a law became effective in the State of Texas that permits injured patients to sue health insurance carriers, HMOs and other managed care entities for medical malpractice. This law could increase the cost of liability insurance to us for services provided in Texas or any other states in which we do business if similar legislation is adopted in those states.

     We have assumed and succeeded to substantially all of the obligations of some of the operations that we have acquired. Therefore, claims may be asserted against us for events that occurred prior to our acquiring these acquisitions. In connection with our acquisitions, the sellers of the operations that we have acquired have agreed to indemnify us for certain claims. However, we may not be able to collect payment under these indemnity agreements which could affect us adversely.

EMPLOYEES

     As of December 31, 2001, we had approximately 2,600 employees, approximately 70 of whom are employed at our headquarters and regional offices and the remainder of whom are employed at our diagnostic imaging centers and regional administrative operations. We believe that our relationship with our employees is good.

PROPERTIES

     Our corporate headquarters are located at 3600 JP Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, in approximately 26,000 square feet occupied under a lease, which expires on August 31, 2011.

LEGAL PROCEEDINGS

     We are not currently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us. All of our current litigation is (i) expected to be covered by liability insurance or (ii) not expected to adversely affect our business. Some risk exists, however, that we could subsequently be named as a defendant in additional lawsuits or that pending litigation could adversely affect us.

                             NO CASH PROCEEDS TO US

     This exchange offer is intended to satisfy our obligations under the registration rights agreement we entered into when we sold the Old Notes. We will not receive any proceeds from the issuance of the New Notes and have agreed to pay all of the expenses of the exchange offer. In consideration for issuing the New Notes, we will receive, in exchange, a like principal amount of Old Notes. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuing the New Notes will not result in any increase in our outstanding debt.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2001. This table should be read in conjunction with "Management's Discussion and Analysis of Operations and Financial Condition," "Selected Consolidated Financial and Operating Data" and our consolidated financial statements and related notes incorporated by reference herein.

                                                                   AS OF
                                                                DECEMBER 31,
                                                                    2001
                                                               --------------
                                                               (IN THOUSANDS)
Cash and cash equivalents...................................      $ 10,761
                                                                  ========
Long-term debt (including current maturities):
  Senior credit facility(1).................................            --
  Old Notes offered.........................................       160,000
  Other long-term debt......................................         1,098
  Capital lease obligations.................................        11,849
  Convertible junior subordinated note......................        24,205
                                                                  --------
       Total long-term debt.................................       197,152
Total stockholders' equity..................................        44,476
                                                                  --------
          Total capitalization..............................      $241,628
                                                                  ========

---------------

(1) Concurrently with the offering of the Old Notes, we entered into a new senior credit facility that provides for up to $35.0 million of borrowings.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following selected consolidated historical financial and operating data is derived from our consolidated financial statements contained in our Annual Reports on Form 10-K for the periods indicated and, as such, reflects the impact of acquired entities from the effective dates of such transactions. The information in the table and its notes should be read in conjunction with "Management's Discussion and Analysis of Operations and Financial Condition" and with our consolidated financial statements and their notes incorporated by reference herein.

                                                         YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                            1997       1998       1999       2000       2001
                                           -------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
SERVICE FEE REVENUE......................  $ 9,545   $149,327   $199,700   $246,687   $276,650
COSTS AND EXPENSES:
  Salaries and benefits..................    2,922     42,227     52,826     66,567     75,667
  Field supplies.........................    1,036      8,865     11,630     13,265     16,514
  Field rent and lease expense...........      852     11,532     18,444     30,191     34,378
  Other field expenses...................    1,557     25,311     32,278     45,871(a)  47,339
  Bad debt expense.......................      862     13,723     18,838     34,389(b)  25,682
  Merger related costs...................       --         --         --      1,772      1,000
  Supplemental incentive compensation....       --         --         --         --        615
  Corporate general and administrative...    4,910      9,597     11,192     10,571     13,855
  Depreciation and amortization..........      888     12,178     18,403     22,118     23,504
  Interest expense, net..................      617      7,541     12,357     18,036     15,540
                                           -------   --------   --------   --------   --------
          Total costs and expenses.......   13,644    130,974    175,968    242,780    254,094
                                           -------   --------   --------   --------   --------
Income (loss) before equity in earnings
  of investments, non-operating income,
  minority interests in consolidated
  subsidiaries, taxes and extraordinary
  loss...................................   (4,099)    18,353     23,732      3,907     22,556
  Equity in earnings of investments......      220      4,339      3,581      4,274      5,017
  Non-operating income...................       --         --         --         --      1,300
  Minority interests in consolidated
     subsidiaries........................      (49)      (710)      (910)      (948)    (1,092)
                                           -------   --------   --------   --------   --------
Income (loss) before taxes and
  extraordinary loss.....................   (3,928)    21,982     26,403      7,233     27,781
  Income tax expense.....................       --      6,499     10,346      2,900     11,112
                                           -------   --------   --------   --------   --------
Income (loss) before extraordinary
  loss...................................   (3,928)    15,483     16,057      4,333     16,669
Extraordinary loss on early
  extinguishment of debt, net of tax.....       --         --         --         --     (2,838)
                                           -------   --------   --------   --------   --------
Net income (loss)........................  $(3,928)  $ 15,483   $ 16,057   $  4,333   $ 13,831
                                           =======   ========   ========   ========   ========
Earnings Per Share:
  Basic
  Income (loss) before extraordinary
     loss................................  $ (1.13)  $   0.83   $   0.83   $   0.22   $   0.85
  Income (loss) after extraordinary
     loss................................  $ (1.13)  $   0.83   $   0.83   $   0.22   $   0.71
  Diluted
  Income (loss) before extraordinary
     loss................................  $ (1.13)  $   0.80   $   0.80   $   0.22   $   0.78
  Income (loss) after extraordinary
     loss................................  $ (1.13)  $   0.80   $   0.80   $   0.22   $   0.66

Other Operating Data:
  EBITDA(c)...........................  $(2,423)  $  41,701   $  57,163   $  47,387   $  65,525
  Cash flow provided by (used in):
     Operating activities.............   (5,333)      9,950      (1,462)     13,325      41,016
     Investing activities.............     (420)    (63,501)    (44,957)    (23,060)    (19,104)
     Financing activities.............    7,834      55,464      44,236       9,053     (14,771)
  Capital expenditures................      481      12,651      31,458      14,002       7,184(d)
  Ratio of earnings of fixed
     charges(e).......................       NM        3.0x        2.5x        1.3x        2.1x

                                                  AS OF DECEMBER 31,
                                            ------------------------------
                                              1999       2000       2001
                                            --------   --------   --------
                                                    (IN THOUSANDS)
Balance Sheet Data:
  Working capital.........................  $ 25,181   $ 36,682   $ 55,214
  Total assets............................   244,840    268,636    284,725
  Long-term debt and capital lease
     obligations..........................   164,840    175,836    172,947
  Convertible notes.......................    20,000     20,000     24,205
  Stockholders' equity....................    25,375     29,719     44,476

---------------

(a) Other field expenses for the year ended December 31, 2000 includes a $3.7 million charge for the write-off in the fourth quarter of 2000 of a note receivable. See Note 2 to consolidated financial statements incorporated by reference herein.

(b) Bad debt expense for the year ended December 31, 2000 includes a $13.3 million charge recorded in the fourth quarter of 2000. See Note 2 to consolidated financial statements incorporated by reference herein.

(c) EBITDA is net income before depreciation and amortization, interest expense, net, and income tax expense. This measurement has been included because management believes that certain investors will find it to be a useful tool for measuring our ability to meet debt service, capital expenditure and working capital requirements. EBITDA should not be considered an alternative to, or more meaningful than, income from operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with generally accepted accounting principles. In addition, the definition of EBITDA used in this Prospectus may not be comparable to the definition of EBITDA used by other companies.

(d) Total capital expenditures excludes the buy out of operating leases for $13.9 million, See Note 6 to the consolidated financial statements incorporated by reference herein.

(e) For purposes of this calculation, earnings consist of pretax income plus fixed charges. Fixed charges consist of interest expense, the amortization of deferred financing costs and an estimate representing that portion of rental expense deemed representative of an appropriate interest factor.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS
                            AND FINANCIAL CONDITION

     We are a leading national provider of diagnostic imaging services through our ownership and operation of free-standing, outpatient diagnostic imaging centers. We utilize sophisticated technology and technical expertise to perform a broad range of imaging procedures, such as magnetic resonance imaging (or
MRI), computed tomography (or CT), positron emission tomography (or PET), nuclear medicine, ultrasound, mammography, bone densitometry (or DEXA), general radiography (or X-ray) and fluoroscopy. For the year ended December 31, 2001, we derived 78% of our service fee revenue from the ownership, management and operation of our radiology and imaging center network and 22% of our service fee revenue from the administrative, management and information services provided to contracted radiology practices. As of December 31, 2001, we owned, operated or maintained an ownership interest in imaging equipment at 120 locations and provided management services to ten radiology practices. As of December 31, 2001, our imaging centers are located in 18 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

     We focus on providing quality patient care and service to ensure patient and referring physician satisfaction. Our development of comprehensive radiology networks permits us to invest in technologically advanced imaging equipment, including MRI, open MRI, spiral CT and PET. Our consolidation of diagnostic imaging centers into coordinated networks improves response time, increases overall patient accessibility, permits us to standardize certain customer relations procedures and permits us to develop "best practices" for our diagnostic imaging centers. We seek the input and participation of the contracted radiology practices to which we provide administrative, management and information services to develop best practices and to improve productivity and the quality of services. By focusing on further improving and, where appropriate, standardizing the operations of our diagnostic imaging centers, we believe that we can increase patient and referring physician satisfaction, which should lead to increased referrals and increased utilization of our diagnostic imaging centers.

     We contract with radiology practices to provide professional services, including the supervision and interpretation of diagnostic imaging procedures performed in our diagnostic imaging centers. We believe that we do not engage in the practice of medicine nor do we employ physicians. The radiology practices maintain full control over the provision of professional radiological services. The contracted radiology practices generally have outstanding physician and practice credentials and reputations; strong competitive market positions; a broad sub-specialty mix of physicians; a history of growth and potential for continued growth; and a willingness to embrace our strategy for the delivery of diagnostic imaging services.

     Payment for diagnostic imaging services comes primarily from commercial third-party payors (62%), governmental payors (28% including Medicare and Medicaid) and private and other payors (10%). In August 2000, Medicare made significant changes in the reimbursement methodology for hospital outpatient services. We believe that we will have opportunities to increase the use of our diagnostic imaging services through additional joint venture or outsourcing arrangements with hospitals, in part because such federal healthcare regulatory changes favor outpatient centers that are managed or owned in joint venture or outsourcing arrangements with third parties. As of January 2002, Medicare has decreased reimbursement rates for physician and outpatient services, including diagnostic imaging services. Our centers are principally dependent on our ability to attract referrals from primary care physicians, specialists and other healthcare providers. The referral often depends on the existence of a contractual arrangement with the referred patient's health benefit plan. For the year ended December 31, 2001, approximately 9% of our revenue generated at our diagnostic imaging centers was generated from capitated arrangements.

     Our service fee revenue is dependent upon the operating results of the contracted radiology practices and diagnostic imaging centers. Where state law allows, service fees due under the service agreements for the contracted radiology practices are derived from two distinct revenue streams: (1) a negotiated percentage (typically 20% to 30%) of the adjusted professional revenues as defined in the service agreements; and (2) 100% of the adjusted technical revenues as defined in the service agreements. In states where the law requires a flat fee structure, we have negotiated a base service fee, which is equal to the estimated fair market value of the services provided under the service agreements and which is renegotiated each year to equal the fair market value of the services provided under the service agreements. The fixed fee structure results in us receiving substantially the same amount of service fee as we would have received under a negotiated percentage fee structure. Adjusted professional revenues and adjusted technical revenues are determined by deducting certain contractually agreed-upon expenses (non-physician salaries and benefits, rent, depreciation, insurance, interest and other physician costs) from the contracted radiology practices' revenue. Revenues of our subsidiary, Questar Imaging, Inc. of Tampa, Florida ("Questar") are primarily derived from technical revenues generated from those imaging centers.

RESULTS OF OPERATIONS

     We report the results of our operations through four designated regions of the United States: Mid-Atlantic, Northeastern, Central and Western regions. In addition, we report separately the results of our operations of the imaging centers of our subsidiary, Questar. Our operations in each of the four designated regions are comprised of the ownership and operation of diagnostic imaging centers and the provision of administrative, management and information services to the contracted radiology practices that provide professional interpretation and supervision services in connection with our diagnostic imaging centers and to hospitals and radiology practices with which we operate joint ventures. Our services leverage our existing infrastructure and improve radiology practice or joint venture profitability, efficiency and effectiveness. We have divided the operations into the four regions and Questar only for purposes of the division of internal management responsibilities, but do not focus on each of these regions as a separate product line or make financial decisions as if they were separate product lines. The Questar operations are treated as a separate group only from the perspective that the imaging centers of Questar do not have the same type of management service agreement with physicians as we have with each of the contracted radiology practices in the four designated regions. In addition, any imaging centers of Questar that are in the same market as the operations of the contracted radiology practices in the four designated regions are not included in the service agreements of the contracted radiology practices.

     The operating margin in 2001 for each of the four regions and Questar was impacted by a change in the estimation of contractual allowances of the billed charges. Generally, the change in the estimation of contractual allowances increased the contractual allowance which decreased the revenue of the contracted radiology practices and diagnostic imaging centers recognized and therefore, the service fee recognized and the operating margin. The operating margin for the Mid-Atlantic region of 32% and 31% for the twelve months ended December 31, 2000 and 2001, respectively, remained relatively constant. The operating margin of the Northeastern region decreased from 30% for the twelve months ended December 31, 2000 to 26% in 2001. The decline in the operating margin between periods is primarily the result of a decrease in the fixed fee recognized at one of the New York practices. The operating margin for the Central region of 35% and 34% for the twelve months ended December 31, 2000 and 2001, respectively, remained relatively constant. The operating margin for the Western region of 24% and 26% for the twelve months ended December 31, 2000 and 2001, respectively, also remained relatively constant. The operating margin for Questar of 23% and 17% for the twelve months ended December 31, 2000 and 2001, respectively, decreased. The significant decrease in the operating margin was a direct result of the change in the estimation of contractual allowances for billed charges and also due to additional costs, such as maintenance agreements put in place, associated with operating the facilities. These operating margins as discussed exclude the buyout of operating leases for $13.9 million in the fourth quarter of 2001 and charges in the fourth quarter of 2000 of $13.3 million for the provision of uncollectible accounts receivable and a $3.7 million charge for the write-off of a note receivable due from one of our contracted radiology practices.

     On August 1, 1999, we acquired all the outstanding stock of Questar, a private operator of primarily MRI radiology centers. The total 1999 consideration for the transaction was approximately $18.9 million in cash, plus the assumption of $16.8 million in liabilities. The total consideration for all other 1999 acquisitions was approximately $6.5 million in cash, 50,264 shares of our common stock valued at $304,000, plus the assumption of $3.2 million in liabilities.

     In March 2000, we completed an acquisition of an imaging center in Osceola, Florida for total consideration of approximately $2.7 million. During 2000, we continued to complete the development of imaging centers of Questar for total consideration of approximately $5.9 million. Total consideration paid for all other acquisitions and affiliations in 2000 was approximately $1.5 million.

     In November 2001, we completed the acquisition of an imaging center in Laurel, Maryland for total consideration of $906,000.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 2001

  SERVICE FEE REVENUE

     Revenue of the contracted radiology practices and diagnostic imaging centers is recorded when services are rendered by the contracted radiology practices and diagnostic imaging centers based on established charges and reduced by contractual allowances and estimated bad debts. We use historical collection experience in estimating contractual allowances and bad debt expense. The factors influencing the historical collection experience include the contracted radiology practices' and diagnostic imaging centers' patient mix, impact of managed care contract pricing and contract revenue and the aging of patient accounts receivable balances. As these factors change, the historical collection experience is revised accordingly in the period known. Service fee revenue represents contracted radiology practices' and diagnostic imaging centers' revenue less amounts retained by contracted radiology practices. The amounts retained by contracted radiology practices represents amounts paid to the physicians pursuant to the service agreements between us and the contracted radiology practices. Under the service agreements, we provide each contracted radiology practice with the facilities and equipment used in its medical practice, assume responsibility for managing the operations of the practice, and employ substantially all of the non-physician personnel utilized by the contracted radiology practice. Although we assist in negotiating managed care contracts for the contracted radiology practices, we assume no risk under these arrangements.

     The following table sets forth the amounts of revenue from the contracted radiology practices and diagnostic imaging centers and the amounts retained by contracted radiology practices (in thousands):

                                                         1999       2000       2001
                                                       --------   --------   --------
Revenue from contracted radiology practices and
  diagnostic imaging centers, net of contractual
  allowances.........................................  $286,824   $344,887   $383,527
Less: amounts retained by contracted radiology
  practices..........................................   (87,124)   (98,200)  (106,877)
                                                       --------   --------   --------
Service fee revenue, as reported.....................  $199,700   $246,687   $276,650
                                                       ========   ========   ========

     Revenue from contracted radiology practices and diagnostic imaging centers, net of contractual allowances, increased $38.6 million, from $344.9 million in 2000 to $383.5 million in 2001. This increase was primarily due to increased procedure volume, a shift in the mix to "high-end" procedures and the addition of new reading contracts and agreements with managed care organizations. The increase in volume growth was primarily attributable to a 14.8% increase in magnetic resonance imaging ("MRI") procedures and a 13.6% increase in computed tomography ("CT") procedures provided in imaging centers. Revenue from contracted radiology practices and diagnostic imaging centers, net of contractual allowances in 2001, was impacted by a change in the estimation of contractual allowances of the billed charges. Generally, the change in the estimation of contractual allowances increased the contractual allowance which decreased the revenue of the contracted radiology practices and diagnostic imaging centers and therefore the service fee recognized. Amounts retained by contracted radiology practices increased from $98.2 million in 2000 to $106.9 million in 2001. This increase is directly attributable to the growth in revenue from contracted radiology practices and diagnostic imaging centers and the higher profitability of the contracted radiology practices and diagnostic imaging centers. The increase in revenue from contracted radiology practices and diagnostic imaging centers, net of contractual allowances offset by the increase in amounts retained by contracted radiology practices, resulted in service fee revenue increasing $30 million, from $246.7 million in 2000 to $276.7 million, in 2001.

  COSTS AND EXPENSES

     The comparison between periods for costs and expenses discussed below as a percentage of service fee revenue is impacted in 2001 by the change in the estimation of contractual allowances of the billed charges. The change in the estimation of contractual allowances increased the contractual allowance, which decreased the revenue of the contracted radiology practices and diagnostic imaging centers and service fee recognized. As a result of this change, costs and expenses as a percentage of service fee revenue will be at a higher stated value in 2001 when compared to 2000.

  SALARIES AND BENEFITS

     Salaries and benefits increased $9.1 million, from $66.6 million in 2000 to $75.7 million in 2001. As a percentage of service fee revenue, these costs were 27.0% and 27.4% in 2000 and 2001, respectively.

  FIELD SUPPLIES

     Field supplies increased $3.2 million, from $13.3 million in 2000 to $16.5 million in 2001. As a percentage of service fee revenue, these costs were 5.4% and 6.0% in 2000 and 2001, respectively. The increase in supplies is primarily attributable to an increase in volume of speciality procedures. These procedures require supplies at higher unit cost than typically required for other types of procedures.

  FIELD RENT AND LEASE EXPENSE

     Field rent and lease expense increased $4.2 million, from $30.2 million in 2000 to $34.4 million in 2001. As a percentage of service fee revenue, these costs were 12.2% and 12.4% in 2000 and 2001, respectively. The increase in these costs is primarily attributable to additional equipment operating leases entered into subsequent to fiscal 2000.

  OTHER FIELD EXPENSES

     Other field expenses increased $1.5 million, from $45.9 million in 2000 to $47.4 million in 2001. As a percentage of service fee revenue, these costs were 18.6% and 17.1% in 2000 and 2001, respectively. During the fourth quarter of 2000, $3.7 million was recognized for the write-off of a note receivable. The note receivable was due from one of the contracted radiology practices and was determined in the fourth quarter to no longer be collectible. As a result of the write-off, we have adjusted this contracted radiology group's incentive technical bonus potential.

  BAD DEBT EXPENSE

     Bad debt expense decreased $8.7 million, from $34.4 million in 2000 to $25.7 million in 2001. As a percentage of service fee revenue, these costs were 13.9% and 9.3% in 2000 and 2001, respectively. Since service fee revenue represents contracted radiology practices' and diagnostic imaging centers' revenue less amounts retained by contracted radiology practices, these percentages are inherently at a higher stated value. Therefore, bad debt expense should be compared for 2000 and 2001 as a percentage of revenue of the contracted radiology practices and diagnostic imaging centers, net of contractual allowances, rather than as a percentage of service fee revenue. As a percentage of revenue of the contracted radiology practices and diagnostic imaging centers, bad debt expense was 10.0% and 6.7% in 2000 and 2001, respectively. This decrease was primarily due to a $13.3 million charge recorded in the fourth quarter of 2000 for the provision of uncollectible accounts. During the fourth quarter of 2000, we performed an extensive review of our accounts receivable and collection experience utilizing reports and analyses not previously available. Based on this review, we believed that the estimation process of determining contractual allowances for billed charges needed to be revised and that a portion of our accounts receivable was no longer collectible. This review allowed us to better analyze old accounts receivable, however it did not indicate what our historical collection rates would have been if the newly implemented collection policies and procedures had been in place. Accordingly, the adjustment for an increase in the provision for uncollectible accounts was recognized as a bad debt expense as opposed to an increase in contractual allowances. We recognized the $13.3 million charge in the fourth quarter as a change in accounting estimate when the information became known.

  MERGER RELATED COSTS

     During the third quarter of 2001, we recorded $1 million in merger related costs. The charge was our share of transaction costs incurred by Saunders Karp & Megrue, L.P. and its affiliates in connection with the proposed merger between Radiologix and SKM-RD Acquisition Corp. The proposed merger was terminated in April 2001. In the fourth quarter of 2000, we also incurred a $1.8 million charge for the write-off of transaction costs incurred in connection with the proposed merger with SKM.

  SUPPLEMENTAL INCENTIVE COMPENSATION

     In the fourth quarter of 2001, upon the successful completion of the Old Notes offering, we incurred $615,000 in supplemental incentive compensation.

  CORPORATE GENERAL AND ADMINISTRATIVE

     Corporate general and administrative expenses increased $3.3 million, from $10.6 million in 2000 to $13.9 million in 2001. As a percentage of service fee revenue, these costs were 4.3% and 5.0% in 2000 and 2001, respectively. The increase in these costs is primarily due to the further development of our infrastructure at the corporate office, including additional employees and associated employee benefits and incentive compensation.

  NON-OPERATING INCOME

     Non-operating income of $1.3 million was recognized in the fourth quarter of 2001 as partial consideration for early termination of management services provided at certain imaging sites not owned or operated by the Company.

  DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense increased $1.4 million, from $22.1 million in 2000 to $23.5 million in 2001. We have continued to buy new equipment to replace older equipment resulting in increased depreciation expense. As a percentage of service fee revenue, these costs were 9.0% and 8.5% in 2000 and 2001, respectively.

  INTEREST EXPENSE, NET

     Interest expense, net, decreased $2.5 million, from $18 million in 2000 to $15.5 million in 2001. The decrease in interest expense in 2001 from 2000 was due to lower interest rates and the pay-down of outstanding debt during 2001.

  INCOME TAX EXPENSE

     Income tax expense of $2.9 million in 2000 and $11.1 million in 2001 remained constant at a 40% effective tax rate.

  EXTRAORDINARY LOSS

     In the fourth quarter of 2001, we incurred a charge of $4.7 million ($2.8 million, after tax) as an extraordinary loss for the early extinguishment of debt in relation to terminating our senior credit facility with the proceeds from our Old Notes issuance in December 2001.

  NET INCOME

     Net income increased from $4.3 million in 2000 to $13.8 million in 2001. Net income as a percentage of service fee revenue was 5% in 2001, which increased from 1.8% in 2000. Included in net income for 2001 are $780,000 of after tax non-operating income offset by $600,000 after tax expense related to merger costs and $369,000 after tax expense for supplemental incentive compensation related to our Old Notes offering. In addition, net income for 2001 included an extraordinary loss of $2.8 million after tax. Included in net income for 2000 is an $8 million after tax charge for the provision of uncollectible accounts, $2.2 million after tax write-off of a note receivable and $1.1 million after tax expense related to merger costs.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 2000

  SERVICE FEE REVENUE

     Revenue from contracted radiology practices and diagnostic imaging centers, net of contractual allowances, increased $58.1 million from $286.8 million in 1999 to $344.9 million in 2000. Service fee revenue increased $47 million, to $246.7 million in 2000 from $199.7 million in 1999. Of the increase from 1999 to 2000, $17.6 million resulted from a 9.3% increase in revenues from same store facilities. Same store facilities are facilities that were owned and operated by us during the twelve months ended December 31, 1999 and 2000. This increase was primarily due to increased procedure volume, a shift in the mix to "high-end" procedures and the addition of new reading contracts and agreements with managed care organizations. Of the remaining increase from 1999 to 2000, $24.2 million resulted from facilities acquired and developed in 1999 and 2000, and $5.2 million resulted from "tuck-in" acquisitions of imaging centers during the period.

  SALARIES AND BENEFITS

     Salaries and benefits increased $13.8 million, from $52.8 million in 1999 to $66.6 million in 2000. Of the increase from 1999 to 2000, $7.8 million resulted from a same store facilities increase of 15.4%. An increase of $4.8 million resulted from facilities acquired and developed in 1999 and 2000, and the remaining $1.2 million increase resulted from "tuck-in" acquisitions of imaging centers during 2000. As a percentage of service fee revenue, these costs were 26.5% and 27.0% in 1999 and 2000, respectively.

  FIELD SUPPLIES

     Field supplies increased $1.7 million, from $11.6 million in 1999 to $13.3 million in 2000. Of the increase from 1999 to 2000, $451,000 resulted from a same store facilities increase of 4.1%. An increase of $780,000 resulted from facilities acquired and developed in 2000, and the remaining $404,000 resulted from "tuck-in" acquisitions of imaging centers during the period. As a percentage of service fee revenue, these costs were 5.8% and 5.4% in 1999 and 2000, respectively.

  FIELD RENT AND LEASE EXPENSE

     Field rent and lease expense increased $11.8 million, from $18.4 million in 1999 to $30.2 million in 2000. Of the increase from 1999 to 2000, $4.9 million resulted from a same store facilities increase of 30.1%. The increase is primarily the result of the additional equipment leases entered into during the year and at December 1999. An increase of $5.6 million resulted from facilities acquired and developed in 2000, and the remaining $1.3 million resulted from "tuck-in" acquisitions of imaging centers in 1999 and 2000. As a percentage of service fee revenue, these costs were 9.2% and 12.2% in 1999 and 2000, respectively.

  OTHER FIELD EXPENSES

     Other field expenses increased $13.6 million, from $32.3 million in 1999 to $45.9 million in 2000. Of the increase from 1999 to 2000, $8.6 million resulted from existing facilities representing a 28.7% same store increase. An increase of $4.1 million resulted from facilities acquired and developed in 1999 and 2000, and $898,000 resulted from "tuck-in" acquisitions of imaging centers in 1999 and 2000. As a percentage of service fee revenue, these costs were 18.6% and 16.2% in 2000 and 1999, respectively. Other field expenses include a $3.7 million write-off of a note receivable during the fourth quarter of 2000. The note receivable was due from one of the contracted radiology practices and was determined to no longer be collectible. As a result of the write-off, we have adjusted this contracted radiology group's incentive technical bonus potential. In addition, other field expenses include repairs and maintenance, service contracts, utilities and communication costs.

  BAD DEBT EXPENSE

     Bad debt expense increased $15.6 million, from $18.8 million in 1999 to $34.4 million in 2000. As a percentage of service fee revenue, these costs were 13.9% and 9.4% in 2000 and 1999, respectively. Since service fee revenue represents contracted radiology practices' and diagnostic imaging centers' revenue less amounts retained by contracted radiology practices, these percentages are inherently at a higher stated value. Therefore, bad debt expense should be compared for 2000 and 2001 as a percentage of the revenue of the contracted radiology practice rather than as a percentage of service fee revenue. As a percentage of revenue of the contracted radiology practice and diagnostic imaging centers, bad debt expense was 6.6% and 10.0% in 1999 and 2000, respectively. This increase was primarily due to a $13.3 million charge recorded in the fourth quarter of 2000 for the provision of uncollectible accounts. During the fourth quarter of 2000, we performed an extensive review of our accounts receivable and collection experience utilizing reports and analyses not previously available. Based on this review, we believed that the estimation process of determining contractual allowances for billed charges needed to be revised and that a portion of our accounts receivable was no longer collectible. The review allowed us to better analyze old accounts receivable, however it did not indicate what our historical collection rates would have been if newly implemented collection policies and procedures had been in place. Accordingly, the adjustment for an increase in the provision for uncollectible accounts was recognized as a bad debt expense as opposed to an increase in contractual allowances. We recognized the $13.3 million charge in the fourth quarter as a change in accounting estimate when the information became known.

  MERGER RELATED COSTS

     During the fourth quarter of 2000, we incurred a $1.8 million charge for the write-off of transaction costs incurred in connection with the proposed merger with SKM.

  CORPORATE GENERAL AND ADMINISTRATIVE

     Corporate general and administrative expenses decreased $600,000, from $11.2 million in 1999 to $10.6 million in 2000. As a percentage of service fee revenue, these costs were 5.6% and 4.3% in 1999 and 2000, respectively.

  DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expense increased $3.7 million, from $18.4 million in 1999 to $22.1 million in 2000. This increase was principally due to amortization of intangible assets resulting from our acquisition of additional facilities and practices. In addition, we have continued to buy new equipment to replace older equipment, and this upgrade of equipment resulted in increased depreciation expense. As a percentage of service fee revenue, these costs were 9.2% and 9.0% in 1999 and 2000, respectively.

  INTEREST EXPENSE, NET

     Interest expense, net, increased $5.7 million, from $12.3 million in 1999 to $18 million in 2000. As a percentage of service fee revenue, these costs were 6.2% and 7.3% in 1999 and 2000, respectively. The percentage increase is a result of our acquisitions throughout 1999, an increase in days sales outstanding in accounts receivable and the issuance of $20 million of convertible notes in August 1999 (see Note 5 to consolidated financial statements incorporated by reference herein) to fund the Questar transaction, all of which resulted in us carrying higher debt levels.

  INCOME TAX EXPENSE

     Our effective tax rate for 2000 increased to 40.0% from 39.2% in 1999. The increase is primarily due to the non-deductible amortization of goodwill and a shift in state income taxes based on our recent expansions.

  NET INCOME

     Net income decreased from $16.1 million in 1999 to $4.3 million in 2000. Net income as a percentage of revenue was 1.8% in 2000 compared to 8% in 1999. Included in net income for 2000, is a $8 million after tax charge for the provision of uncollectible accounts, $2.2 million after tax write-off of a note receivable and $1.1 million after tax expense related to merger costs.

SUMMARY OF OPERATIONS BY QUARTER

     The following table presents unaudited quarterly operating results for each of our last eight fiscal quarters. We believe that all necessary adjustments have been included in the amounts stated below to present fairly the quarterly results when read in conjunction with the consolidated financial statements. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or predictive of future periods.

                                                 2000 QUARTER Ended                            2001 QUARTER ENDED
                                      -----------------------------------------   --------------------------------------------
                                       MAR.      JUNE      SEPT.        DEC.       MAR.      JUNE        SEPT.         DEC.
                                        31        30         30        31(a)        31        30         30(b)        31(c)
                                      -------   -------   --------   ----------   -------   -------   -----------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Income Data:
  Service fee revenue...............  $59,251   $61,783   $62,487     $ 63,166    $65,911   $68,236     $69,175      $73,328
  Income (loss) before income taxes
    and extraordinary loss..........   6,784     7,308      7,064      (13,923)    5,830     6,586        6,305        9,060
  Extraordinary loss................      --        --         --           --        --        --           --       (2,838)
  Net income (loss).................  $4,070    $4,385    $ 4,246     $ (8,368)   $3,498    $3,952      $ 3,782      $ 2,599
  Income (loss) per share before
    extraordinary loss
    Basic...........................  $ 0.21    $ 0.22    $  0.22     $  (0.43)   $ 0.18    $ 0.20      $  0.19      $  0.28
    Diluted.........................  $ 0.20    $ 0.21    $  0.20     $  (0.43)   $ 0.17    $ 0.19      $  0.18      $  0.24
  Net Income (Loss) Per Share:
    Basic...........................  $ 0.21    $ 0.22    $  0.22     $  (0.43)   $ 0.18    $ 0.20      $  0.19      $  0.13
    Diluted.........................  $ 0.20    $ 0.21    $  0.20     $  (0.43)   $ 0.17    $ 0.19      $  0.18      $  0.12
  Weighted Average Shares
    outstanding:
    Basic...........................  19,463    19,502     19,506       19,507    19,507    19,507       19,578       19,643
    Diluted.........................  22,084    22,067     22,143       19,507    22,171    22,047       22,817       23,584

---------------

(a) Net loss for the quarter ended December 31, 2000 includes a $13.3 million charge for the provision of uncollectible accounts, $3.7 million charge for the write-off of a note receivable and a $1.8 million charge for transaction related costs. See Note 2 to consolidated financial statements incorporated by reference herein.

(b) Net income for the quarter ended September 30, 2001 includes $1 million in merger related costs. See Note 11 to consolidated financial statements incorporated by reference herein.

(c) Net income for the quarter ended December 31, 2001 includes $615,000 in supplemental incentive compensation in connection with our senior notes offering and $1.3 million of non-operating income as partial consideration for early termination of management services provided at certain imaging sites not owned or operated by us. In addition, net income for the quarter ended December 31, 2001 includes a $4.7 million ($2.8 million net of tax) extraordinary charge for the early extinguishment of debt. See Notes 5 and 11 to consolidated financial statements incorporated by reference herein.

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity for the year ended December 31, 2001 was derived principally from net cash proceeds from operating activities, as well as borrowings under our credit facility and Old Notes. As of December 31, 2001, we had net working capital of $55.2 million, including cash and cash equivalents of $10.8 million. We had current liabilities of $40.4 million, including current maturities of $5.5 million. For the year ended December 31, 2001, we generated $41 million in net operating cash flow, invested $19.1 million and used cash of $14.8 million in financing activities.

     Net cash from operating activities for the year ended December 31, 2001 increased $27.7 million, from $13.3 million in 2000 to $41 million in 2001. The increase in cash from operating activities is primarily due to improved collections of accounts receivable which resulted in a decrease in accounts receivable days outstanding from 76 days at December 31, 2000 to 69 days at December 31, 2001, as well as the implementation of certain cash management strategies. In addition, cash paid for income taxes was only $7.5 million in 2001 compared to $11.5 million in 2000. For the year ended December 31, 1999, net cash used in operating activities was $1.5 million. For the year ended December 31, 1999, cash used of $14.7 million for other receivables and other assets included a $4.2 million income tax receivable, a $3.8 million note due from an affiliated joint venture and a $4 million note receivable due from a contracted radiology practice.

     Net cash used in investing activities for the years ended December 31, 1999, 2000, and 2001 was $45 million, $23.1 million, and $19.1 million, respectively. Purchases of property and equipment during the years ended December 31, 1999, 2000 and 2001 were $31.5 million, $14 million, and $7.2 million, respectively. In addition, for the year ended December 2001, $13.9 million was used to buy out certain operating leases of equipment. Proceeds from the sale of equipment during the year ended December 31, 1999 were $10 million. For the years ended December 31, 1999, 2000 and 2001, we paid $25.4 million, $10.1 million, and $906,000, respectively, for acquisitions and affiliations. In August 1999, we acquired all the outstanding stock of Questar, a private operator of primarily MRI radiology centers. The total consideration for the transaction was $18.9 million in cash, plus the assumption of $16.8 million in liabilities. The total consideration for all other 1999 acquisitions and affiliations was approximately $6.5 million in cash, 50,264 shares of our common stock valued at approximately $304,000, plus the assumption of $3.2 million in liabilities. In March 2000, we completed an acquisition of an imaging center in Osceola, Florida for total consideration of approximately $2.7 million. During 2000, we continued to complete the development of imaging centers of Questar for total consideration of approximately $5.9 million. Total consideration paid for all other acquisitions and affiliations were approximately $1.5 million. In November 2001, we completed the acquisition of an imaging center in Laurel, Maryland for total consideration of $906,000.

     Net cash flows from financing activities for the years ended December 31, 1999 and 2000 were $44.2 million and $9.1 million, respectively. Net cash used in financing activities for the year ended December 31, 2001 was $14.8 million. Borrowings of long-term debt for the years ended December 31, 1999, 2000 and 2001 were used to enter into contractual arrangements with radiology practices and the acquisition of Questar, for purchases of equipment and capital improvements, as well as for working capital needs. At December 31, 2001, we had outstanding borrowings of $160 million under our Old Notes, $24.2 million outstanding under our convertible debt obligations and an additional $13 million in other debt obligations.

     On March 30, 2001, we amended our $160 million senior credit facility with our existing banks. Under the terms of the amended senior credit facility, borrowings consisted of a $100 million term loan and a $60 million revolving credit facility, including a $5 million swing line facility. Under the amendment, we made $4 million of scheduled principal installments on June 29, 2001 and September 28, 2001. Scheduled principal installments for the fiscal year ended 2001 had been reduced from $48 million under the prior agreement to $12 million under the new amendment. Each of the facilities would terminate on November 26, 2003. The interest rate was (i) an adjusted LIBOR rate, plus an applicable margin which could vary from 3.0% to 4.0% dependent on certain financial ratios or (ii) the prime rate, plus an applicable margin which could vary from 2.0% to 3.0%. In each case, the applicable margin varied based on financial ratios maintained by us. The senior credit facility included certain restrictive covenants including prohibitions on the payment of dividends, limitations on capital expenditures and the maintenance of certain financial ratios (including minimum fixed charge coverage ratio and maximum leverage ratio, as defined). Borrowings under the senior credit facility were secured by all service agreements to which we were a party, a pledge of the stock of our subsidiaries and all of our assets.

     In December 2001, we terminated our senior credit facility with proceeds from the issuance, of the Old Notes. In connection with the redemption, we recorded an extraordinary loss from the early extinguishment of our senior credit facility debt in the amount of $4.7 million, $2.8 million after tax. The Old Notes bear interest at an annual rate of 10 1/2% payable semiannually in arrears on June 15 and December 15 of each year, commencing June 15, 2002. The Old Notes are redeemable on or after December 15, 2005 at various redemption prices, plus accrued and unpaid interest to the date of redemption. The Old Notes are unsecured obligations which rank senior in right of payment to all of our subordinated indebtedness and equal in right of payment with all other senior indebtedness. The Old Notes are unconditionally guaranteed on a senior unsecured basis by certain restricted existing and future subsidiaries.

     In addition to the Old Notes issuance in December 2001, we entered into a credit facility whereby we can borrow up to $35 million. At December 31, 2001, no borrowings were outstanding under the credit facility. Under the credit facility the interest rate is (i) an adjusted LIBOR rate, plus an applicable margin, which can vary from 3.0% to 3.5%, or (ii) the prime rate, plus an applicable margin, which can vary from 1.75% to 2.25%. In each case, the applicable margin varies based on financial ratios maintained by us. The credit facility includes certain restrictive covenants, including prohibitions on the payment of dividends, limitations or capital expenditures and the maintenance of certain financial ratios (including minimum fixed charge to coverage ratio and maximum leverage ratio, as defined). Borrowings under the credit facility are secured by all service agreements to which we are a party, a pledge of the stock of our subsidiaries and all of our assets.

     The contractual obligations of long-term debt, including capital lease obligations and noncancellable operating leases are as follows (in millions):

                                                             PAYMENTS DUE BY PERIOD
                                                       -----------------------------------
                                                       LESS THAN    1-3     4-5    AFTER 5
                                              TOTAL     1 YEAR     YEARS   YEARS    YEARS
                                              ------   ---------   -----   -----   -------
Long term debt..............................  $184.2     $  --     $  --   $ --    $184.2
Capital lease obligations...................    13.0       5.5       7.5     --        --
Operating leases............................    59.4      18.1      37.5    3.8        --
                                              ------     -----     -----   ----    ------
          Total contractual cash
            obligations.....................  $256.6     $23.6     $45.0   $3.8    $184.2
                                              ======     =====     =====   ====    ======

     On December 30, 1999, we entered into a sale-leaseback transaction in which radiology equipment with a net book value of approximately $10 million was sold for $10 million and leased back for five years. The operating lease bears interest at 9.96%, and equal monthly payments began in July 2000. In December 2001, we repurchased some of this equipment and other equipment previously held under operating leases for approximately $13.9 million. Future minimum lease payments under these operating leases would have been $3.6 million for years 2002 through 2004 and $2.3 million for 2005.

     We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expense of new diagnostic imaging centers and the acquisition of additional centers and new diagnostic imaging equipment. To the extent we are unable to generate sufficient cash from our operations, funds are not available under our senior credit facility or we are unable to structure or obtain operating leases, we may be unable to meet our capital expenditure requirements. Furthermore, we may not be able to raise any necessary additional funds through bank financing or the issuance of equity or debt securities on terms acceptable to us, if at all.

CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements requires the use of judgments and estimates. Our critical accounting policies are described below to provide a better understanding of how we develop our judgments about future events and related estimations and how they can impact our financial statements. A critical accounting policy is one that requires our most difficult, subjective or complex estimates and assessments and is fundamental to our results of operations. We identified our most critical accounting policies to be:

     - estimation of contractual allowances and bad debts of accounts receivable; and

     - evaluation of intangible and long-lived asset for impairment.

  CONTRACTUAL ALLOWANCES AND BAD DEBT

     Revenue of the contracted radiology practices and diagnostic imaging centers is recorded when services are rendered by the contracted radiology practice and diagnostic imaging center based on established charges and reduced by estimated contractual allowances. Service fee revenue is recorded net of estimated contractual allowances and amounts retained by the contracted radiology practices under the terms of the service agreements. We estimate contractual allowances based on the patient mix at each contracted radiology practice and diagnostic imaging center, impact of managed care contract pricing, and historical collection information. We operate 120 imaging centers in 18 different states, each of which has multiple managed care contracts and a differing patient mix. We review monthly the estimated contractual allowance rates for each contracted radiology practice and diagnostic imaging center. The contractual allowance rate is adjusted as changes to the factors discussed above become known. We record bad debt expense based on historical collection rates and our evaluation of each contracted radiology practice and diagnostic imaging center.

  IMPAIRMENT OF INTANGIBLE AND LONG-LIVED ASSETS

     Subsequent to an acquisition, we continually evaluate whether events and circumstances have occurred that indicate the remaining balance of the intangible assets and property and equipment may not be recoverable or that the remaining useful lives may warrant revision. We evaluate the potential impairment of intangibles separately from property and equipment. When factors indicate that intangible assets or property and equipment should be evaluated for possible impairment, we determine whether the intangible assets or property and equipment are recoverable or if impairment exists, in which case an adjustment is made to the carrying value of the related asset. In making this determination, we use an estimate of the related contracted radiology practices' and diagnostic imaging services' undiscounted cash flows over the remaining lives of the intangible assets or the property and equipment and compare it to the contracted radiology practices' and diagnostic imaging centers' intangible assets or property and equipment balances. When an adjustment is required, we evaluate the remaining amortization periods. An impairment loss recognized would be measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. We recorded no impairment charges during 1999, 2000 or 2001.

     Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), became effective for us on January 1, 2002. SFAS No. 142 requires that goodwill and other intangible assets with an indefinite useful life no longer be amortized as expenses of operations, but rather carried on the balance sheet as permanent assets. These intangible assets are to be subject to at least annual assessments for impairment by applying a fair-value-based test. Amortization of goodwill and other indefinite-lived intangible assets amounted to $1.2 million ($749,900 on an after tax basis) for the year ended December 31, 2001. These expense amounts, under SFAS 142, will not be recorded in years after fiscal 2001. We are developing plans to determine fair values of our operations in which goodwill and other indefinite-lived intangibles have been recorded and will assess whether an impairment charge is warranted as of January 1, 2002, or at any other assessment dates. Our service agreements, included in the consolidated balance sheets as intangible assets, net, are not considered to have an indefinite useful life and will continue to be amortized over a useful life of 25 years.

     This discussion and analysis should be read in conjunction with our consolidated financial statements and related notes incorporated by reference herein.

               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

     Throughout this prospectus we make "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements include words such as "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking statements contained in this prospectus are generally located in the material set forth under the headings "Risk Factors," "Capitalization," "Management's Discussion and Analysis of Operations and Financial Condition," "The Diagnostic Imaging Services Industry" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

     SPECIFIC FACTORS THAT MIGHT CAUSE ACTUAL RESULTS TO DIFFER FROM OUR EXPECTATIONS, MAY AFFECT OUR ABILITY TO PAY TIMELY AMOUNTS DUE UNDER THE NOTES OR MAY AFFECT THE VALUE OF THE NOTES, INCLUDE, BUT ARE NOT LIMITED TO:

     - economic, competitive, demographic, business and other conditions in our markets;

     - a decline in patient referrals;

     - changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

     - the termination of our contracts with radiology practices;

     - the availability of additional capital to fund capital expenditure requirements;

     - burdensome lawsuits against our contracted radiology practices and us;

     - reduced operating margins due to our managed care contracts and capitated fee arrangements;

     - any failure by us to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

     - our substantial indebtedness, debt service requirements and liquidity constraints;

     - risks related to the notes and healthcare securities generally; and

     - other factors discussed elsewhere in this prospectus.

     All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                            DESCRIPTION OF NEW NOTES

     The Old Notes are, and the New Notes will be, governed by an indenture, dated December 12, 2001, by and among Radiologix, Inc., the Guarantors and U.S. Bank National Association, as trustee.

     The following summaries of certain provisions of the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the indenture and the registration rights agreement.

     You can find the definitions of certain capitalized terms in this section under the subheading "-- Certain Definitions." For purposes of this section, references to "Company" or "we," "our," or "us" include only Radiologix, Inc. and its successors in accordance with the terms of the indenture and, except pursuant to the terms of the guarantees, not its Subsidiaries.

     The terms of the New Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The New Notes are subject to all such terms, and holders of New Notes are referred to the indenture and the Trust Indenture Act of 1939 for a statement thereof. A copy of the form of indenture is available from the trustee upon request.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the New Notes.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

  THE NEW NOTES

     The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the transfer restrictions and registration rights provisions of the Old Notes do not apply to the New Notes. The New Notes are:

     - our unsecured general obligations;

     - ranked senior in right of payment to all of our existing and future Subordinated Indebtedness; and

     - unconditionally guaranteed by the Guarantors.

     The New Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. The New Notes will constitute "Designated Senior Indebtedness" under the terms of the Convertible Note.

     The term "Subsidiaries" as used in this Description of New Notes does not include Unrestricted Subsidiaries. Under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the indenture.

  THE GUARANTEES

     The New Notes will be jointly and severally irrevocably and unconditionally guaranteed on a senior basis by each of our present and future Subsidiaries (the "Guarantors"). Some of our Subsidiaries were designated as Unrestricted Subsidiaries as of December 12, 2001 and will not be Guarantors. For the year ended December 31, 2001, our Subsidiaries that are not Guarantors generated 7.4% of our total service fee revenue and 8.5% of our EBITDA. The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Certain Bankruptcy Limitations" and "Certain Covenants -- Subsidiary Guarantors" and
"-- Release of Guarantors" below.

PRINCIPAL, MATURITY AND INTEREST; ADDITIONAL NOTES

     The New Notes will be initially limited to a maximum aggregate principal amount of $160.0 million. The indenture provides, in addition to the $160.0 million maximum aggregate principal amount of New Notes, for the issuance of Additional Notes having identical terms and conditions to the New Notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Interest will accrue on the Additional Notes issued pursuant to the indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes would be issued on the same terms as the New Notes and would constitute part of the same series of securities as the New Notes and would vote together as one series on all matters with respect to the Old Notes and the New Notes. All references to New Notes herein includes the Additional Notes, except as stated otherwise.

     The New Notes will mature on December 15, 2008. The New Notes will bear interest at the rate of 10.5% per annum from the most recent date to which interest has been paid on the Old Notes (the "Interest Payment Date") or, if no interest has been paid, from the Issue Date, payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2002 to the Persons in whose names such New Notes are registered at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of 12 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NEW NOTES

     Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the New Notes at the addresses set forth upon our registry books. (See "Book-Entry, Delivery and Form -- Same Day Settlement and Payment"). No service charge will be made for any registration of transfer or exchange of New Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the trustee presently located at the office of the trustee in the Borough of Manhattan, The City of New York.

CERTAIN BANKRUPTCY LIMITATIONS

     We are a holding company, conducting all of our business through our Subsidiaries, which will guarantee our obligations under the New Notes, and our Unrestricted Subsidiaries, which will not guarantee our obligations under the New Notes. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization (and the consequent right of the holders of the New Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us.

     Holders of the New Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in connection with the issuance of the New Notes. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision.

     If the obligations of a Guarantor under its guarantee were avoided, holders of New Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the New Notes.

OPTIONAL REDEMPTION

     We will not have the right to redeem any New Notes prior to December 15, 2005, other than out of the Net Cash Proceeds of any Public Equity Offering of our common stock, as described below.

     At any time on or after December 15, 2005 we may redeem the New Notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each holder of New Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to the date of redemption of the New Notes:

TABLE                                                          PERCENTAGE
-----                                                          ----------
2005........................................................    105.250%
2006........................................................    102.625%
2007 and thereafter.........................................    100.000%

     At any time or from time to time on or prior to December 15, 2004, upon any Public Equity Offering of our common stock for cash, up to 35% of the aggregate principal amount of the Old Notes and the New Notes issued pursuant to the indenture may be redeemed at our option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Old Notes or the New Notes to be redeemed, with cash received by us from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 110.500% of principal, together with accrued and unpaid interest thereon to the redemption date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Old Notes and the New Notes originally issued pursuant to the indenture remain outstanding.

     If the redemption date hereunder is on or after an interest payment record date ("Record Date") on which the holders of record have a right to receive the corresponding interest due, and on or before the associated Interest Payment Date, any accrued and unpaid interest, due on such Interest Payment Date will be paid to the Person in whose name a New Note is registered at the close of business on such Record Date.

MANDATORY REDEMPTION

     The New Notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the New Notes.

SELECTION AND NOTICE

     In the case of a partial redemption, the trustee shall select the New Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The New Notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the holder of each New Note to be redeemed to such holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a New Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such New Note, another New Note or New Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the New Notes or portions thereof called for redemption, unless we default in the payment thereof.

REPURCHASE AT THE OPTION OF HOLDERS

  REPURCHASE OF NEW NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

     The indenture provides that in the event that a Change of Control has occurred, each holder of New Notes will have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such holder's New Notes (provided, that the principal amount of such New Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest to the Change of Control Purchase Date.

     The Change of Control Offer shall be made within 30 days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we shall promptly purchase all New Notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means:

          (1) any sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, to any "person" (including any group that is deemed to be a "person");

          (2) the consummation of any transaction, including, without limitation, any merger or consolidation, whereby any "person" (including any group that is deemed to be a "person") is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities;

          (3) the Continuing Directors cease for any reason to constitute a majority of our Board of Directors then in office; or

          (4) we adopt a plan of liquidation.

     As used in this covenant, "person" (including any group that is deemed to be a "person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

     Notwithstanding the foregoing, we will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all New Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, if the Convertible Note is outstanding on the date of a Change of Control that also constitutes a "Change of Control" as defined in the Convertible Note, the Change of Control notice delivered to holders pursuant to the indenture shall include a statement that the Company will prepay or redeem the Convertible Note upon the completion of the Change of Control Offer in accordance with clause (z) of the covenant "Limitation on Restricted Payments."

     On or before the Change of Control Purchase Date, we will:

          (1) accept for payment New Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent for us (the "Paying Agent") cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all New Notes so tendered; and

          (3) deliver to the trustee the New Notes so accepted together with an Officers' Certificate listing the New Notes or portions thereof being purchased by us.

     The Paying Agent promptly will pay the holders of New Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest) and the trustee promptly will authenticate and deliver to such holders a New Note equal in principal amount to any unpurchased portion of the New Note surrendered. Any New Notes not so accepted will be delivered promptly by us to the holder thereof. We publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the New Notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire New Notes tendered upon the occurrence of a Change of Control.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a New Note is registered at the close of business on such Record Date.

  SALE OF ASSETS AND SUBSIDIARY STOCK

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of our Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries or Unrestricted Subsidiaries, whether by us or one of our Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of our Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

          (1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents; and

          (2) we receive or such Subsidiary receives, as applicable, fair market value for such Asset Sale, such determination to be made in good faith by our Board of Directors for Asset Sales exceeding $2.0 million.

     Solely for purposes of (1) above, (a) any Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which we are and our Subsidiaries are fully and unconditionally released from any and all obligations in connection therewith, (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received, and (c) the fair market value, as determined in good faith by the Board of Directors, of any asset (other than securities) received by us or any Subsidiary that, in the good faith reasonable judgment of our Board of Directors, will immediately constitute or be a part of a Related Business shall be deemed to be cash or Cash Equivalents.

     The indenture provides that within 360 days following such Asset Sale, the Net Cash Proceeds therefrom are:

          (a) invested in fixed assets and property (other than notes, bonds, obligations and other securities, except in connection with the acquisition of a Guarantor in a Related Business) that in the good faith reasonable judgment of our Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction; or

          (b) used to retire Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale or to permanently reduce the amount of Indebtedness outstanding under the Credit Agreement; or

          (c) applied to the optional redemption of the New Notes in accordance with the terms of the indenture and our other Indebtedness ranking on a parity with the New Notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such Asset Sale, including the Old Notes, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the New Notes and such other Indebtedness then outstanding.

     Pending the final application of any Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

     The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute "Excess Proceeds". Within 30 days after the date that the amount of Excess Proceeds exceeds $10.0 million, the Company shall apply the Excess Proceeds (the "Asset Sale Offer Amount") to the repurchase of the New Notes and such other Indebtedness ranking on a parity with the New Notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer, including the Old Notes (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the New Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period").

     Upon expiration of the Asset Sale Offer Period, we shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest). To the extent that the aggregate amount of New Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, we may use any remaining Net Cash Proceeds as otherwise permitted by the indenture (other than for making Restricted Payments that are not Investments) and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

     Notwithstanding, and without complying with, the provisions of this covenant:

          (1) we may and our Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

          (2) we may and our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

          (3) we may and our Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our business or the business of such Subsidiary, as applicable;

          (4) the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to us or any Guarantor;

          (5) we may and our Subsidiaries may convey, sell, transfer, assign, or otherwise dispose of assets (or related assets or in related transactions) with a fair market value of less than $250,000;

          (6) we may and each of our Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims in the ordinary course of business or grant (or permit realization of) Liens not prohibited by the indenture;

          (7) we may and our Subsidiaries may make Permitted Investments (excluding clause (o) in the definition thereof) and Restricted Investments under the covenant "Limitation on Restricted Payments"; and

          (8) we may and our Subsidiaries may exchange assets held by us or such Subsidiaries for assets held by any Person or entity; provided, that (a) the assets received by us or such Subsidiaries in any such exchange in the good faith reasonable judgment of our Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (b) our Board of Directors has determined that the terms of any exchange are fair and reasonable, (c) any such exchange shall be deemed to be an Asset Sale to the extent that we or any of our Subsidiaries receives cash or Cash Equivalents in such exchange, and (d) that, in the case of a transaction exceeding $10.0 million of consideration to any party thereto, we shall have obtained a favorable written opinion by an independent financial advisor of national reputation in the United States as to the fairness from a financial point of view to us or such Subsidiary of the proposed transaction.

     In addition to the foregoing and notwithstanding anything herein to the contrary, (A) we will not, and will not permit any of our Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any of our Subsidiaries (other than to us or to a Guarantor) except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary, (ii) for an Asset Sale of Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided, that after such sale we or our Subsidiaries own a majority of the voting and economic Equity Interests of such Subsidiary, (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly Owned Subsidiary of the Company, and (B) in the event of the transfer of substantially all (but not all) of the assets of the Company and its Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with the covenant "Limitation on Merger, Sale or Consolidation," the successor corporation shall be deemed to have sold for cash at fair market value the assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such fair market value being deemed to be Net Cash Proceeds for such purpose).

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or the compliance of any of our Subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest due on such Interest Payment Date will be paid to the Person in whose name a New Note is registered at the close of business on such Record Date.

CERTAIN COVENANTS

     The indenture contains certain covenants that will, among other things, restrict our ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations. The following summary of certain covenants of the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the indenture. We urge you to read the indenture because it, and not this description, details your rights as a holder of the New Notes.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK

     The indenture provides that, except as set forth in this covenant, we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

     Notwithstanding the foregoing if:

          (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness, and

          (2) on the date of such incurrence (the "Incurrence Date"), our Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least (x) 2.5 to 1.0, if the incurrence occurs prior to January 1, 2004, and (y) 2.75 to 1.0, if the incurrence occurs thereafter (the "Debt Incurrence Ratio"), then we and the Guarantors may incur such Indebtedness (including Disqualified Capital Stock).

     In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

          (a) our incurrence or the incurrence by any Guarantor of Purchase Money Indebtedness; provided, that:

             (1) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness) shall not exceed $10.0 million; and

             (2) in each case, such Indebtedness shall not constitute more than 100% of our cost or the cost to such Guarantor (determined in accordance with GAAP), as applicable, of the property so purchased, constructed, improved or leased;

          (b) if no Event of Default shall have occurred and be continuing, our incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $17.5 million; and

          (c) our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $35.0 million, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the second paragraph of the section "Repurchase at the Option of Holders -- Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale so long as neither the Company nor such Guarantor continues to be an obligor under such Indebtedness.

     Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of our Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of our Subsidiaries or is merged with or into or consolidated with us or one of our Subsidiaries as applicable.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of our Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

  LIMITATION ON RESTRICTED PAYMENTS

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

          (1) a Default or an Event of Default shall have occurred and be continuing;

          (2) we are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; or

          (3) the aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

             (a) 50% of our aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which our consolidated financial statements are required to be delivered to the trustee or, if sooner, filed with the SEC (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit); plus

             (b) the aggregate Net Cash Proceeds received by us from the issuance or sale of our Qualified Capital Stock (other than (i) to one of our Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date; plus

             (c) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

          (u) repurchases of Capital Stock from our employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of our Subsidiaries upon the death, disability or termination of employment in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed in the aggregate $1.0 million per calendar year;

          (v) Restricted Payments in an aggregate amount not to exceed $5.0 million, and the provisions of the immediately preceding paragraph will not prohibit:

          (w) any dividend, distribution or other payments by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

          (x) a Qualified Exchange;

          (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

          (z) in the event of a Change of Control that also constitutes a "Change of Control" as defined in the Convertible Note, the prepayment or redemption of the Convertible Note in accordance with Section 4 thereof (Mandatory Prepayment/Redemption) as in effect on the Issue Date; provided, that no such prepayment or redemption may be made under this clause (z) until the Company has made a Change of Control Offer in accordance with the section "Repurchase at the Option of Holders -- Repurchase of New Notes at the Option of the Holder Upon a Change of Control" and any Old Notes and New Notes tendered pursuant thereto have been purchased in accordance therewith on or prior to the Change of Control Purchase Date; and provided further, that the Company shall include in the Change of Control Offer notice delivered to holders a statement that the Company will prepay or redeem the Convertible Note upon the completion of the Change of Control Offer in accordance with this clause (z).

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (u), (w) (to avoid duplication, exclusive of amounts that reduced Consolidated Net Income), (y) and (z) (but not pursuant to clause (v) or (x)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the covenant "Limitation on Restricted Payments."

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, on the date of each Restricted Payment, we shall deliver an Officers' Certificate to the trustee describing in reasonable detail the nature of such Restricted Payment in excess of $10.0 million that is not a Restricted Investment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the indenture.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, us or any of our Subsidiaries, except:

          (1) restrictions imposed by the New Notes or the indenture or by our other Indebtedness (which may also be guaranteed by the Guarantors); provided, that such restrictions are not materially more restrictive than those imposed by the indenture and the New Notes;

          (2) restrictions imposed by applicable law;

          (3) existing restrictions under Existing Indebtedness;

          (4) restrictions under any Acquired Indebtedness not incurred in violation of the indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

          (5) any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; provided, that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date;

          (6) restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

          (7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to clause (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

          (8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or
     (7) or this clause (8) of this paragraph that are not materially more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced; and

          (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person.

     Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

  LIMITATIONS ON LAYERING INDEBTEDNESS

     We will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur any Indebtedness that is contractually subordinate to any of our other Indebtedness or the other Indebtedness of any Guarantor unless, by its terms, such Indebtedness is made at least as contractually subordinate to the New Notes and the guarantees, as applicable.

  LIMITATION ON LIENS

     We will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the indenture or upon any income or profits therefrom, unless we provide, and cause our Subsidiaries to provide, concurrently therewith, that the New Notes and the applicable guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the New Notes (and any related applicable guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the New Notes (and any related applicable guarantees).

  SALE AND LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Subsidiaries may enter into a sale and leaseback transaction if:

          (1) the Company or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale and leaseback transaction under the Debt Incurrence Ratio in the second paragraph of the covenant described above under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the covenant "Limitation on Liens";

          (2) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the trustee, of the property that is the subject of such sale and leaseback transaction; and

          (3) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the section "Repurchase of New Notes at the Option of Holders -- Sale of Assets and Subsidiary Stock."

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The indenture provides that neither we nor any of our Subsidiaries will be permitted to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions),
(1) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $2.0 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of our Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $10.0 million, or $2.0 million if there are no disinterested directors for such transaction, unless, in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $2.0 million or more, the Company shall deliver to the trustee an Officers' Certificate certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), as applicable.

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  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The indenture provides that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, or adopt a plan of liquidation, unless:

          (1) either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the New Notes and the indenture;

          (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

          (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to our Consolidated Net Worth immediately prior to such transaction;

          (4) unless such transaction is solely the merger of us and one of our previously existing Guarantors for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

          (5) each Guarantor, shall have by amendment to its guarantee and the indenture confirmed in writing that its guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the New Notes and the indenture.

     Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the successor entity formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and (except in the case of a lease or any transfer of all or substantially all of our assets) be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor entity had been named therein as the Company, and (except in the case of a lease or any transfer or all or substantially all of our assets) we shall be released from the obligations under the New Notes and the indenture, except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

  LIMITATION ON CASH INTEREST PAYMENTS ON CONVERTIBLE NOTE

     Scheduled interest payments in respect of the Convertible Note shall be paid in kind pursuant to the terms thereof, unless our Consolidated Coverage Ratio for the Reference Period immediately preceding the date of such interest payment is at least equal to the Debt Incurrence Ratio, in which case, such scheduled interest payments shall be payable, at the Company's option, in cash pursuant to the terms thereof.

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  LIMITATION ON LINES OF BUSINESS

     The indenture provides that neither we nor any of our Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Board of Directors, is a Related Business.

  SUBSIDIARY GUARANTORS

     The indenture provides that all of our present and future Subsidiaries jointly and severally will guarantee all principal, premium, if any, and interest on the Old Notes and the New Notes on a senior basis. The term Subsidiary does not include Unrestricted Subsidiaries.

     Notwithstanding anything herein or in the indenture to the contrary, if any of our Subsidiaries that is not a Guarantor guarantees any of our other Indebtedness or any other Indebtedness of any of our Subsidiaries, or we or any of our Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Guarantor to a lender to secure our Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

  RELEASE OF GUARANTORS

     The indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (1) subject to the provisions of the following paragraph and the other provisions of the indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the trustee, pursuant to which such Person shall guarantee, on a senior basis, all of such Guarantor's obligations under such Guarantor's guarantee on the terms set forth in the indenture; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing; and
(3) immediately after giving effect to such transaction on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." The provisions of the covenant shall not apply to the merger of any Guarantor with and into another Guarantor or with or into us.

     Upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the indenture (including, without limitation, the provisions of the section "Repurchase at the Option of Holders -- Sale of Assets and Subsidiary Stock"), such Guarantor will be deemed released from its obligations under its guarantee of the New Notes; provided, however, that any such release shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of our Indebtedness or any Indebtedness of any other of our Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of our Indebtedness or any Indebtedness of any of our Subsidiaries.

  DESIGNATION OF UNRESTRICTED SUBSIDIARIES

     (1) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) that does not directly, indirectly or beneficially own any Capital Stock of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company, to be an Unrestricted Subsidiary so long as (a) such Subsidiary at the time of such designation: (i) has no Indebtedness other than Non-Recourse Indebtedness; provided, that the Company or a Subsidiary of the Company may guarantee Indebtedness of an Unrestricted Subsidiary so long as any such guarantee constitutes an Investment made pursuant to clause (f) of the
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definition of Permitted Investment; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests, except to the extent that any such Investment made for such purpose constitutes an Investment made pursuant to clause (f) of the definition of Permitted Investment, or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries; and (b) each Subsidiary of such Subsidiary shall also be designated an Unrestricted Subsidiary and shall comply with clause (a) above.

     (2) The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (a) no Default or Event of Default is existing or will occur as a consequence thereof and (b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock."

     (3) Each such designation shall be evidenced by filing with the trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The indenture prohibits us and our Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

REPORTS

     The indenture provides that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the trustee, to each holder and to prospective purchasers of New Notes identified to us by an initial purchaser, within 5 days after we are or would have been (if we were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the SEC will not accept such reports, file with the SEC the annual, quarterly and other reports which it is or would have been required to file with the SEC.

EVENTS OF DEFAULT AND REMEDIES

     The indenture defines an "Event of Default" as:

          (1) our failure to pay any installment of interest on the Old Notes or the New Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (2) our failure to pay all or any part of the principal, or premium, if any, on the Old Notes or the New Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Old Notes or New Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

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          (3) our failure or the failure by any of our Subsidiaries to observe or perform any other covenant or agreement contained in the Old Notes, the New Notes or the indenture and, except for the provisions under "Repurchase at the Option of Holders -- Repurchase of New Notes at the Option of the Holder Upon a Change of Control" and "-- Sale of Assets and Subsidiary Stock," and "Certain Covenants -- Limitation on Merger, Sale or Consolidation" and "-- Limitation on Restricted Payments," the continuance of such failure for a period of 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Old Notes and the New Notes outstanding;

          (4) certain events of bankruptcy, insolvency or reorganization in respect of us or any of our Significant Subsidiaries;

          (5) a default in our Indebtedness or the Indebtedness any of our Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal at maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

          (6) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against us or any of our Subsidiaries and not stayed, bonded or discharged within 60 days; and

          (7) any guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the guarantee and the indenture) or any Guarantor denies or disaffirms its obligations under its guarantee.

     The indenture provides that if a Default occurs and is continuing, the trustee must, within 90 days after the occurrence of such Default, give to the holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries,) then in every such case, unless the principal of all of the Old Notes and the New Notes shall have already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount of the Old Notes and the New Notes then outstanding, by notice in writing to us (and to the trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately.

     If an Event of Default specified in clause (4), above, relating to us or any of our Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Old Notes and New Notes without any declaration or other act on the part of the trustee or the holders. The holders of a majority in aggregate principal amount of Old Notes and New Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Old Notes and New Notes which have become due solely by such acceleration and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Old Notes and New Notes, the holders of a majority in aggregate principal amount of the Old Notes and New Notes at the time outstanding may waive on behalf of all the holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any New Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding New Note affected. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity.
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     Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the Old Notes and New Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The indenture provides that we may, at our option and at any time, elect to discharge our obligations and the Guarantors' obligations with respect to the outstanding Old Notes and New Notes ("Legal Defeasance"). If Legal Defeasance occurs, we shall be deemed to have paid and discharged all amounts owed under the Old Notes and the New Notes, and the indenture shall cease to be of further effect as to the Old Notes and the New Notes and guarantees, except that:

          (1) Holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on the Old Notes and the New Notes, from the funds deposited for that purpose (as explained below);

          (2) Our obligations will continue with respect to the issuance of temporary Old Notes and New Notes, the registration of Old Notes and New Notes, and the replacement of mutilated, destroyed, lost or stolen Old Notes and New Notes;

          (3) The trustee will retain its rights, powers, duties, and immunities, and we will retain our obligations in connection therewith; and

          (4) Other Legal Defeasance provisions of the indenture will remain in effect.

In addition, we may, at our option and at any time, elect to cause the release of our obligations and the Guarantors' with respect to most of the covenants in the indenture (except as described otherwise therein) ("Covenant Defeasance"). If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events) relating to us or any Significant Subsidiary described under "Events of Default" will no longer constitute Events of Default with respect to the Old Notes and the New Notes. We may exercise Legal Defeasance regardless of whether we previously exercised Covenant Defeasance.

     In order to exercise either Legal Defeasance or Covenant Defeasance (each, a "Defeasance"):

          (1) We must irrevocably deposit with the trustee, in trust, for the benefit of holders of the Old Notes and the New Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by us, to pay the principal of, premium, if any, and interest on the Old Notes and the New Notes on the stated date for payment or any redemption date thereof, and the trustee must have, for the benefit of holders of the Old Notes and the New Notes, a valid, perfected, exclusive security interest in the trust;

          (2) In the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

             (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or

             (B) since the date of the indenture, there has been a change in the applicable federal income tax law,

        in either case to the effect that holders of Old Notes or New Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

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

          (3) In the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of Old Notes or New Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

          (4) No Default or Event of Default may have occurred and be continuing on the date of the deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing). In addition, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

          (5) The Defeasance may not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or any of our Subsidiaries are a party or by which we or any of our Subsidiaries are bound;

          (6) We must deliver to the trustee an Officers' Certificate stating that the deposit was not made by us with the intent to hinder, delay or defraud any other of our creditors; and

          (7) We must deliver to the trustee an Officers' Certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses
     (1) (with respect to the validity and perfection of the security interest),
     (2), (3) and (5) above.

     The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

     If the amount deposited with the trustee to effect a Defeasance is insufficient to pay the principal of, premium, if any, and interest on the Old Notes and the New Notes when due, or if any court enters an order directing the repayment of the deposit to us or otherwise making the deposit unavailable to make payments under the Old Notes and the New Notes when due, then (so long as the insufficiency exists or the order remains in effect) our and the Guarantors' obligations under the indenture and the Old Notes and the New Notes will be revived, and the Defeasance will be deemed not to have occurred.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of New Notes) as to all outstanding New Notes when either:

          (a) All outstanding New Notes have been delivered to the trustee for cancellation; or

          (b)(1) we have given irrevocable and unconditional notice of redemption for all of the outstanding New Notes under the indenture's redemption provisions, or all outstanding New Notes have otherwise become due and payable, and we have irrevocably deposited or caused to be deposited with the trustee an amount of money sufficient to pay and discharge the entire indebtedness (including all principal, premium, if any, and accrued interest) on all outstanding New Notes,

             (2) we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the New Notes at maturity or the redemption date, as the case may be,

             (3) the trustee, for the benefit of the holders of the New Notes, has a valid, perfected, exclusive security interest in the trust,

             (4) the deposit does not and will not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or any of our Subsidiaries are a party or are otherwise bound,

             (5) we have paid all other amounts payable by us under the indenture, and

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

             (6) we have delivered to the trustee an Officers' Certificate stating that the deposit was not made by us with intent to hinder, delay, or defraud any other of our creditors.

     We must also deliver to the trustee an Officers' Certificate and an opinion of counsel confirming the satisfaction of the conditions in clauses (3) (with respect to the validity and perfection of the security interest) and (4) above.

AMENDMENTS AND SUPPLEMENTS

     The indenture contains provisions permitting us, the Guarantors and the trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders to (a) cure any ambiguity, defect, or inconsistency, (b) add to the covenants of the Company or the Guarantors for the benefit of the holders, or to surrender any right or power conferred upon the Company or the Guarantors by the indenture or the New Notes, (c) provide for collateral for or additional Guarantors of the New Notes, (d) evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company under the indenture and the New Notes in accordance with the terms of the indenture, (e) comply with the Trust Indenture Act, (f) evidence the succession of another corporation to any Guarantor and assumption by any such successor of the guarantee of such Guarantor pursuant to the indenture, (g) evidence the release of any Guarantor,
(h) evidence and provide for the acceptance of appointment of a successor trustee with respect to the New Notes, or (i) provide for the issuance and authorization of any Additional Notes in accordance with the limitations set forth in the indenture.

     With the consent of the holders of not less than a majority in aggregate principal amount of the Old Notes and the New Notes at the time outstanding, we, the Guarantors and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders; provided, that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of Old Notes and New Notes at the time outstanding, modify the provisions (including the defined terms used therein) governing the terms of the guarantees or, except as set forth in clause
(1) below, the provisions (including the defined terms used therein) of the section "Repurchase at the Option of Holders -- Repurchase of New Notes at the Option of the Holder Upon a Change of Control," in either case in a manner adverse to the holders and provided, that no such modification may, without the consent of each holder affected thereby:

          (1) change the Stated Maturity on any New Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at our option, or change the city of payment where, or the coin or currency in which, any New Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at our option, on or after the Redemption Date), or after an Asset Sale or Change of Control has occurred, reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding our right to redeem the New Notes as a right, or at our option, in a manner adverse to the holders; or

          (2) reduce the percentage in principal amount of the outstanding New Notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding New Note affected thereby; or

          (4) cause the New Notes or any guarantee to become subordinate in right of payment to any other Indebtedness.

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GOVERNING LAW

     The indenture provides that it and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The indenture provides that no direct or indirect incorporator, stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of our obligations or the obligations of the Guarantors under the indenture or the New Notes solely by reason of his or its status as such incorporator, stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the New Notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, Affiliate shall not include Subsidiaries.

     "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

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     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Cash Equivalent" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof); or

          (2) demand and time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million; or

          (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.; or

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; or

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above; and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of the Subsidiaries with those of the Company, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

          (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

          (2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period;

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          (3) other than Indebtedness incurred under any revolving credit facility, the incurrence of any Indebtedness (including the issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period; and

          (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of:

          (1) Consolidated income tax expense (except to the extent attributable to items of extraordinary or nonrecurring gain or loss as described in clause (a) of the definition of Consolidated Net Income);

          (2) Consolidated depreciation and amortization expense;

          (3) Consolidated Fixed Charges;

          (4) all other non-cash charges required to be reflected as expenses on the books and records of such Person and its Consolidated Subsidiaries; and

          (5) the amount of any earn-out payment or bonus paid by the Company or any Subsidiary of the Company for such period to the seller(s) of any Capital Stock or business acquired by the Company or any such Subsidiary, which payment is made pursuant to the terms of a purchase or similar agreement entered into at the time of the acquisition;

     less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

          (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations and imputed interest on Attributable Indebtedness) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) amortization of Indebtedness discount or premium, (3) the interest portion of all deferred payment obligations, (4) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
     (5) all interest payable with respect to discontinued operations;

          (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries) multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company and its Subsidiaries, expressed as a decimal.

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

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

          (a) all gains and losses, together with any related provision for taxes on such gains or losses, that are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock);

          (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period;

          (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

          (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary; and

          (e) solely for the purpose of calculating Consolidated Net Income with respect to paragraph (3)(a) of the covenant "Limitation on Restricted Payments," the amount of any goodwill impairment and valuation losses, as reflected in the Company's consolidated financial statements.

     "Consolidated Net Worth" of any Person at any date means the aggregate consolidated stockholders' equity of such Person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidated Tangible Assets" means, as of the date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and its Consolidated Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the
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directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors).

     "Convertible Note" means that certain Convertible Junior Subordinated Promissory Note due July 31, 2009, made by the Company in favor of BT Capital Partners SBIC, L.P., dated August 1, 1999, as the same may be amended in a manner not prohibited by the indenture.

     "Credit Agreement" means the credit agreement by and among the Company, certain of our Subsidiaries, certain financial institutions and General Electric Capital Corporation, as agent, providing for an aggregate $35.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any Credit Agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; or

          (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the New Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Company may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the New Notes as are required to be purchased pursuant to the provisions of the indenture as described under "Repurchase at the Option of Holders."

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends permitted under the terms of the covenant "Limitation on Restricted Payments" above and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company, (c) transactions solely between or among the Company and any of its Consolidated Subsidiaries or solely among Consolidated Subsidiaries of the Company, and (d) transactions in respect of the Convertible Note between the Company and the holder of the Convertible Note (other than an increase in the amount of principal or interest payable thereon), including any amendments or modifications to the conversion provisions thereof (and any related definitions).

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Guarantor" means each of the Company's present and future Subsidiaries that at the time are guarantors of the New Notes in accordance with the indenture.

     "Indebtedness" of any Person means, without duplication,

          (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

          (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or
     (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

          (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

          (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

          (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties;

          (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends); and

          (g) all Attributable Indebtedness.

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in
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

good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means (without duplication):

          (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

          (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

          (c) other than guarantees of Indebtedness of the Company or any Guarantor to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

          (d) the making of any capital contribution by such Person to such other Person; and

          (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary.

     The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. The Company or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of the Company's or the Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

     "Issue Date" means December 12, 2001, the date of first issuance of the Old Notes under the indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

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     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, and (b) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any such Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Company nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the indenture.

     "Permitted Indebtedness" means that:

          (a) the Company and the Guarantors may incur Indebtedness evidenced by the Old Notes, New Notes and the guarantees issued pursuant to the indenture up to the amounts issued on the original Issue Date, less any amounts repaid or retired;

          (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock), described in clause
     (a) above or clause (a) of the third paragraph of, or incurred pursuant to the Debt Incurrence Ratio test of, the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or which was refinanced pursuant to this clause (b);

          (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

          (d) the Company may incur Indebtedness owed to (borrowed from) any Subsidiary, and any Subsidiary may incur Indebtedness owed to (borrowed from) any other Subsidiary or the Company;

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

     provided, that in the case of Indebtedness of the Company, such obligations shall be unsecured and contractually subordinated in all respects to the Company's obligations pursuant to the Old Notes and the New Notes and any event that causes such Subsidiary no longer to be a Subsidiary respectively (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock";

          (e) any Guarantor may guarantee any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to the indenture, substantially concurrently with such incurrence or at the time such Person becomes a Subsidiary;

          (f) the Company and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

          (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness if extinguished within five business days of incurrence;

          (h) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; and

          (i) Indebtedness arising from the payment of interest on the Convertible Note in the form of additional like securities with a principal amount equal to the amount of accrued but unpaid interest due thereon in accordance with the terms of Section 1 (Interest) of the Convertible Note.

     "Permitted Investment" means:

          (a) any Investment in any of the Old Notes or the New Notes;

          (b) any Investment in Cash Equivalents;

          (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness";

          (d) any Investment by the Company or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Guarantor or such Person is immediately merged with or into the Company or a Guarantor;

          (e) any Investment by the Company or any Subsidiary of the Company in the Company or in any Guarantor;

          (f) any Investment by the Company or any Subsidiary of the Company in Permitted Joint Ventures made after the Reference Date having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not exceeding the greater of (i) $25.0 million and (ii) 10% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ended immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (g) any asset exchange permitted by clause (8) of "Repurchase at the Option of Holders -- Sale of Assets and Subsidiary Stock";

          (h) loans and advances to directors, employees and officers of the Company and its Subsidiaries for bona fide business purposes not in excess of $2.0 million at any one time outstanding;

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          (i) receivables owing to the Company or any Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

          (j) lease, utility and other similar deposits in the ordinary course of business;

          (k) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (l) Interest Swap and Hedging Obligations to the extent permitted under clause (f) of the definition of "Permitted Indebtedness";

          (m) advances to radiology practice groups made pursuant to service agreements in effect on the Issue Date or pursuant to service agreements similar to service agreements in effect on the Issue Date in the ordinary course of business consistent with past practice;

          (n) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments;

          (o) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the section "Repurchase at the Option of Holders -- Sale of Assets and Subsidiary Stock"; and

          (p) any Investment acquired solely in exchange for Qualified Capital Stock.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors of the Company as a Permitted Joint Venture and (i) at least 20% of whose Voting Equity Interests is at the time owned (beneficially or directly) by the Company and/or by one or more Subsidiaries of the Company and if such Permitted Joint Venture is a Subsidiary of the Company, such Permitted Joint Venture has been designated as an Unrestricted Subsidiary of the Company in accordance with the covenant "Certain Covenants -- Designation of Unrestricted Subsidiaries," and (ii) is engaged in a Related Business; provided that each of our joint ventures existing on the Issue Date shall be deemed to be a Permitted Joint Venture as of the Issue Date. Any such designation (other than with respect to the Persons identified in the preceding sentence) shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Lien" means:

          (a) Liens existing on the Issue Date;

          (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the
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     property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (h) Liens securing the Old Notes or the New Notes;

          (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

          (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

          (k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the related assets of the Company or any Subsidiary;

          (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (n) Liens securing Indebtedness incurred under the Credit Agreement in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock";

          (o) Liens in favor of the Company or any Guarantor;

          (p) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (q) Liens to secure Attributable Indebtedness and that are permitted to be incurred pursuant to the covenant "Sale and Leaseback Transactions"; provided that any such Lien shall not extend to or cover any assets of the Company or any Subsidiary other than the assets that are the subject of the sale and leaseback transaction in which the Attributable Indebtedness is incurred; and

          (r) Liens incurred in the ordinary course of business of the Company or any Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $7.0 million at any one time outstanding.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

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     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation
S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended, of Qualified Capital Stock of the Company.

     "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which is directly related to a Related Business of the Company and which is incurred within 180 days of such acquisition, construction, installation or improvement and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means:

          (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary); or

          (2) any issuance of Qualified Capital Stock of the Company solely in exchange for any Capital Stock or Indebtedness of the Company.

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the New Notes or the indenture.

     "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall
(x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of holders of the Old Notes and the New Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Old Notes and the New Notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the holders of the Old Notes and the New Notes than the terms of the Liens (if any) securing such refinanced Indebtedness.

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     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

     "Restricted Payment" means, with respect to any Person:

          (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person;

          (b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person;

          (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness; and

          (d) any Restricted Investment by such Person;

     provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to the Company, or to any Guarantor, by any Subsidiary of the Company.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Stated Maturity," when used with respect to any New Note, means December 15, 2008.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto ("contractually") to the Old Notes and the New Notes or such guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means (1) any corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, and (3) any partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Unrestricted Subsidiary" means (1) each of our joint ventures existing on the Issue Date and (2) any Subsidiary of the Company that is designated as such in accordance with the covenant "Designation of Unrestricted Subsidiaries."

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

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     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying Shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company or a combination thereof.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, New Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     The New Notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for credit to the accounts of Direct Participants and Indirect Participants (both as defined below) in DTC, including the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream").

     Except in certain limited circumstances, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for New Notes in certificated form, except in certain limited circumstances. See "-- Exchange of Interests in Global Notes for Certificated Notes."

     Initially, the trustee will act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we, the Guarantors nor the trustee takes any responsibility for these operations and procedures, and we urge investors to contact the applicable system or its participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

     We expect that pursuant to procedures established by DTC:

          (a) upon deposit of the Global Notes, DTC will credit the accounts of Direct Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

          (b) ownership of the New Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Direct Participants), the Direct Participants and the Indirect Participants.

     Holders of interests in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in such system or indirectly through organizations that are Direct Participants in such system.

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

     The laws of some states require that certain persons take physical delivery in definitive, certified form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in the Global Notes to such persons. Because DTC can act only on behalf of Direct Participants, which in turn on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in the Global Notes to pledge such interest to persons or entities that are not Direct Participants in the DTC system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

     So long as the Global Notes holder is the registered owner of any New Notes, the Global Notes holder will be considered the sole holder under the indenture of the New Notes evidenced by the Global Notes. Beneficial owners of New Notes evidenced by the Global Notes will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to receiving any payments or the giving of any directions, instructions or approvals to the trustee thereunder. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the New Notes.

     Payments in respect of the principal of, premium, if any, and interest, on any New Notes registered in the name of the Global Notes holder on the applicable record date will be payable by the trustee to DTC or its nominee trustee to or at the direction of the Global Notes holder in its capacity as the registered holder under the Indenture. Consequently, neither we, the Guarantors, the trustee nor any of our, the Guarantors' or the trustee's agents has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any of the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised us that its current practices, upon receipt of any payment in respect of securities such as the New Notes (including principal, premium, if any, interest) is to credit the accounts of the relevant Direct Participants with such payment on the payment date, in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on the records of DTC. Payments by Direct Participants and Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, us or the Guarantors. Neither we, the Guarantors nor the trustee will be liable for any delay by DTC, its Direct Participants or its Indirect Participants in identifying the beneficial owners of the New Notes, and we, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the New Notes for all purposes.

     DTC has further advised us that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Direct Participants to whose account DTC has credited interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is any Event of Default under the New Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended New Notes in certificated form, and to distribute such certificated forms of New Notes to its Direct Participants. See "-- Exchange of Interests in Global Notes for Certificated Notes."

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Neither we, the Guarantors, any of the Initial Purchasers nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their Direct Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

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  EXCHANGE OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive New Notes in registered, certificated form without interest coupons ("Certificated Notes") if (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Note and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the New Notes. In any such case, we will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related New Notes.

     Beneficial interests in Global Notes held by any Direct Participant may be exchanged for Certificated Notes upon request to DTC by such Direct Participant (for itself or on behalf of an Indirect Participant), but only upon at least 20 days' prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. Certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct Participant (in accordance with DTC's customary procedures).

     In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in the "Notice to Investors" section of this prospectus unless we determine otherwise in compliance with applicable law.

  CERTIFICATED NOTES

     Certificated Notes may only be transferred or exchanged for a beneficial interest in any Global Note if the transferor first delivers to the trustee a written certificate (and, in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described in the "Notice to Investors" section of this prospectus.

  SAME DAY SETTLEMENT AND PAYMENT

     The indenture requires that payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, and interest, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

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                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by us on December 12, 2001 to Jefferies & Company, Inc. and Deutsche Banc Alex. Brown Inc., the initial purchasers, pursuant to a purchase agreement, dated December 7, 2001, between us and the initial purchasers. The initial purchasers subsequently sold the Old Notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and outside the United States to certain persons in reliance on Regulation S under the Securities Act. As a condition to the initial sale of the Old Notes, we and the initial purchasers entered into a registration rights agreement. Under the registration rights agreement, we agreed that we would:

     - file with the SEC, on or prior to April 11, 2002, a registration statement under the Securities Act to offer to exchange the New Notes for the Old Notes; and

     - use our best efforts to cause that registration statement to become effective under the Securities Act as soon as practicable, but not later than June 10, 2002.

     We agreed to issue and exchange New Notes for all Old Notes validly tendered and not withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. This registration statement is intended to satisfy our obligations under the registration rights agreement and the purchase agreement.

     In the event that due to a change in current interpretations by the SEC, we are not permitted to effect this exchange offer, we will instead file a shelf registration statement covering resales by the holders of the Old Notes and will use our best efforts to cause such shelf registration statement to become effective no later than 90 days after filing and to keep the shelf registration statement effective for a maximum of two years after the shelf registration becomes effective.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to the expiration date of the exchange offer. For each $1,000 principal amount of Old Notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue you $1,000 principal amount of New Notes.

     The form and terms of the New Notes are the same as the form and terms of the Old Notes except that:

     - the exchange offer is registered under the Securities Act and, therefore, the New Notes will not bear legends restricting the transfer thereof; and

     - holders of the New Notes will not be entitled to any of the exchange, registration or liquidated damages rights of holders of Old Notes under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer.

     The New Notes will evidence the same indebtedness as the Old Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture under which we issued the Old Notes. The New Notes and the Old Notes will be treated as a single class of securities under the indenture. As of the date of this prospectus, $160,000,000 of Old Notes are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC, for credit to an account of a direct or indirect participant in DTC, including Euroclear and Clearstream.

     Solely for reasons of administration, we have fixed the close of business
on [            ], 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the exchange offer.

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

     Holders of the Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

     We shall be deemed to have accepted validly tendered Old Notes when, and if, we have given oral or written notice thereof to U.S. Bank National Association, as the exchange agent. The exchange agent will act as agent for the tendering holders of Old Notes for the purpose of receiving the New Notes from us.

     Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "The Exchange Offer -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
[            ], 2002, unless we, in our sole discretion, extend the exchange offer, in which case the exchange offer will expire at the latest date and time to which we extend the exchange offer.

     If we determine to extend the exchange offer, we will, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date:

     - notify the exchange agent of any extension by oral or written notice; and

     - issue a press release or other public announcement which shall include disclosure of the approximate number of Old Notes tendered to date.

     We reserve the right, in our sole discretion:

     - to delay accepting any Old Notes;

     - to extend the exchange offer; or

     - if, in the opinion of our counsel, the consummation of the exchange offer would violate any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a press release or other public announcement thereof.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

PROCEDURES FOR TENDERING OLD NOTES

     To tender in the exchange offer, a holder of Old Notes must either:

     - complete, sign and date the letter of transmittal or facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile or any other required documents to the exchange agent; or

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

     - if Old Notes are tendered pursuant to the procedures for book-entry transfer set forth below, a holder tendering Old Notes may transmit an agent's message (as defined below) to the exchange agent in lieu of the letter of transmittal, in either case for receipt on or prior to the expiration date.

     In addition, either:

     - certificates for Old Notes must be received by the exchange agent along with the letter of transmittal;

     - a timely confirmation of a book-entry transfer, called a "book-entry confirmation," of the Old Notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below; or

     - the holder must comply with the guaranteed delivery procedures described below.

     An agent's message is a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that such account has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. To be tendered effectively, the letter of transmittal and other required documents, or an agent's message in lieu thereof, must be received by the exchange agent at the address set forth below under "-- Exchange Agent" prior to expiration of the exchange offer.

     The tender by a holder that is not withdrawn prior to the expiration of the exchange offer will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. DO NOT SEND THE LETTER OF TRANSMITTAL OR ANY OLD NOTES TO US. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

     Any beneficial owner of the Old Notes whose Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such intermediary promptly and instruct such intermediary to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the letter of transmittal and delivering such owner's Old Notes:

     - make appropriate arrangements to register ownership of the Old Notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder.

The transfer of registered ownership may take considerable time.

     Signatures on a letter of transmittal or a notice of withdrawal described below (see "-- Withdrawal of Tenders"), as the case may be, must be guaranteed by an eligible institution unless the Old Notes are tendered:

     - by a registered holder who has not completed the box titled "Special Delivery Instruction" on the letter of transmittal; or

     - for the account of an eligible institution.

     In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be made by an eligible institution that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" (within the meaning of Rule 17Ad-15 under the Exchange
Act) that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

     If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder exactly as the registered holder's name appears on such Old Notes.

     In connection with any tender of Old Notes in definitive certified form, if the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right:

     - to reject any and all Old Notes not properly tendered and any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful; and

     - to waive any defects, irregularities or conditions of tender as to particular Old Notes.

     Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Old Notes, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

     While we have no present plan to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the expiration date and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     By tendering Old Notes under the exchange offer, each holder of Old Notes will represent to us that, among other things:

     - the New Notes to be acquired by such holder of Old Notes in connection with the exchange offer are being acquired by such holder in the ordinary course of business of such holder;

     - such holder is not participating, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes;

     - such holder acknowledges and agrees that any person who is participating in the exchange offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the New Notes acquired by such person and cannot rely on the position of the staff of the SEC set forth in certain no-action letters;

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

     - such holder understands that a secondary resale transaction, described above, should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the SEC; and

     - such holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours or, if such holder is an "affiliate" of ours, that the holder will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

     If the holder is a broker-dealer that will receive New Notes for such holder's own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, such holder will be required to acknowledge in the letter of transmittal that such holder will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, such holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

RETURN OF OLD NOTES

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - Old Notes or a timely book-entry confirmation of such Old Notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents, or an agent's message in lieu thereof.

     If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, such unaccepted, withdrawn or otherwise non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such Old Notes will be credited to an account maintained with DTC) as promptly as practicable.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof, with any required signature guarantees and any other required documents, or an agent's message in lieu of a letter of transmittal, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "-- Exchange Agent" on or prior to the expiration of the exchange offer or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If a holder of the Old Notes desires to tender its Old Notes and the Old Notes are not immediately available or the holder cannot deliver its Old Notes (or complete the procedures for book-entry transfer), the letter of transmittal or any other required documents to the exchange agent prior to the expiration of the exchange offer, a holder may effect a tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration of the exchange offer, the exchange agent receives from such eligible institution (by facsimile, mail or hand delivery) a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if applicable) and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date:

      - the letter of transmittal (or a facsimile thereof), or an agent's message in lieu thereof;

      - the certificate(s) representing the Old Notes in proper form for transfer or a book-entry confirmation, as the case may be; and

      - any other documents required by the letter of transmittal;

     will be deposited by the eligible institution with the exchange agent; and

     - such properly executed letter of transmittal (or facsimile thereof), or an agent's message in lieu thereof, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a form of notice of guaranteed delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to the expiration of the exchange offer.

     To withdraw a tender of Old Notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to the expiration of the exchange offer. Any such notice of withdrawal must:

     - specify the name of the person having deposited the Old Notes to be withdrawn;

     - identify the Old Notes to be withdrawn (including the certificate number or numbers, if applicable, and principal amount of such Old Notes); and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees).

     If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, in our sole discretion, which determination shall be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued with respect thereto, unless the Old Notes so withdrawn are validly re-tendered. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time prior to the expiration of the exchange offer.

TERMINATION OF CERTAIN RIGHTS

     All exchange, registration and liquidated damages rights accorded to holders of the Old Notes will terminate upon consummation of the exchange offer. However, for a period of up to 180 days after the expiration date of the exchange offer, we will keep the registration statement effective and provide copies of the latest version of the prospectus solely to any broker-dealer that requests copies of such prospectus for use in connection with any resale by such broker-dealer of New Notes received for its own account pursuant to the exchange offer in exchange for Old Notes acquired for its own account as a result of market-making or other trading activities. See "Notice to Investors."
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

EXCHANGE AGENT

     U.S. Bank National Association, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a copy of the notice of guaranteed delivery should be directed to the exchange agent addressed as follows:

    By Overnight Courier or Hand Delivery:            By Registered or Certified Mail:
        U.S. Bank National Association                 U.S. Bank National Association
            180 East Fifth Street                          180 East Fifth Street
          St. Paul, Minnesota 55101                      St. Paul, Minnesota 55101
  Attention: Specialized Finance Department      Attention: Specialized Finance Department
           Corporate Trust Services                       Corporate Trust Services
  By Facsimile (eligible institutions only):               Confirm by Telephone:
                (651) 244-1537                                 (800) 934-6802

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, electronic means or in person by our officers and regular employees or those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

     The expenses to be incurred in connection with the exchange offer, including registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, and printing costs, will be paid by us.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Old Notes under the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     Old Notes that are not exchanged for the New Notes pursuant to the exchange offer will remain "restricted securities" within the meaning of Rule 144(a)(3)(iv) under the Securities Act. Accordingly, such Old Notes may not be offered, sold, pledged or otherwise transferred except:

     - to us;

     - to a person whom the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

     - to an institutional accredited investor that is acquiring the notes for its own account or for the account of an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act;

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

     - in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act;

     - under an effective registration statement under the Securities Act; or

     - under any other available exemption from the registration requirements of the Securities Act, and, in each case, in accordance with all other applicable securities laws.

ACCOUNTING TREATMENT

     For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the New Notes.

                              PLAN OF DISTRIBUTION

     Except as described below, based on interpretations of the SEC staff set forth in no-action letters issued to third parties, we believe that the New Notes issued in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder without further registration under the Securities Act and without delivering a prospectus in connection with any resale of the New Notes, provided that the holder:

     - is acquiring the New Notes in the ordinary course of its business;

     - is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes;

     - is not an "affiliate" of Radiologix within the meaning of Rule 405 under the Securities Act; and

     - is not a broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities.

     Holders wishing to tender their Old Notes in the exchange offer must represent to us that these conditions have been met. See "The Exchange Offer -- Procedures for Tendering Old Notes."

     Each broker-dealer who holds Old Notes acquired for its own account as a result of market-making or other trading activities may exchange the Old Notes pursuant to the exchange offer. However, the broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with its initial resale of each New Note received in the exchange offer. We will not receive any proceeds from any sale of New Notes by broker-dealers.

     For so long as the registration statement of which this prospectus is a part is effective under the Securities Act, a broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with its resales of New Notes received for its account in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to 180 days after the expiration date of the exchange offer, we expect to keep the registration statement effective under the Securities Act for, and to make this prospectus available to, broker-dealers who request in the letter of transmittal to use it in connection with those resales.

     Broker-dealers receiving New Notes for their own account pursuant to the exchange offer may sell the New Notes from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of these resale methods, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer.

     We, however, have not sought, and do not intend to seek, our own no-action letter and there can be no assurance that the SEC staff would make a similar determination with respect to our exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New

Notes cannot rely on these interpretations by the SEC staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     We have agreed to pay certain expenses relating to our performance under the registration rights agreement, including the costs of providing this prospectus, and to indemnify the holders of Old Notes against certain liabilities, including liabilities under the Securities Act.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

     The following is a summary of certain U.S. federal income tax consequences to U.S. holders and non-U.S. holders relating to the exchange offer and the ownership and disposition of the New Notes received in the exchange offer. As used herein, a "U.S. holder" means a beneficial holder of New Notes received in the exchange offer that is (i) a citizen or resident (within the meaning of Section 7701(b) of the Code) of the U.S., (ii) a corporation, partnership or other entity formed under the laws of the U.S. or any political subdivision thereof, or (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source and a trust subject to the primary supervision of a court within the U.S. and the control of a U.S. fiduciary as described in Section 7701(a)(30) of the Code. A "non-U.S. holder" is any holder of a New Note other than a U.S. holder.

     This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their personal circumstances or the effect of any applicable state, local or foreign tax laws. In addition, this discussion does not deal with persons that are subject to special tax rules, such as (i) dealers or traders in securities or currencies, (ii) financial institutions or other U.S. holders that treat income in respect of the New Notes as financial services income, (iii) insurance companies, (iv) tax-exempt entities, (v) persons holding New Notes as part of a straddle, conversion transaction or other arrangement involving more than one position, or (vi) persons whose functional currency is not the U.S. dollar. This discussion assumes that the New Notes will be held as "capital assets" within the meaning of Section 1221 of the Code.

     This discussion is based upon provisions of the Code, the Treasury Regulations, and judicial and administrative interpretations of the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation. There can be no assurance that the Internal Revenue Service (the "IRS") will not challenge one or more of the tax consequences described herein. We have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of the exchange offer.

     In considering the exchange of Old Notes in the exchange offer, you are urged to consult your own tax advisors to determine your particular tax consequences of exchanging Old Notes in the exchange offer and the ownership and disposition of the New Notes under U.S. federal and applicable state, local and foreign tax laws.

U.S. HOLDERS

  EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of the Old Notes for the New Notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. A U.S. holder will have an initial tax basis in the New Notes equal to the tax basis the holder had in the Old Notes exchanged therefor, and the U.S. holder's holding period for the New Notes will include the period during which the U.S. holder held the Old Notes.

  TAXATION OF INTEREST

     You must include interest earned on the New Notes as ordinary income at the time it is received or accrued, in accordance with your regular method of accounting for U.S. federal income tax purposes.

  TAXATION OF MARKET DISCOUNT

     The market discount rules discussed below apply to any New Note purchased after original issue at a price less than its stated redemption price at maturity.

     If you purchase a New Note at a market discount, you generally will be required to treat any principal payments on, or any gain on the disposition of such note, as ordinary income to the extent of the accrued market discount (not previously included in income) at the time of such payment or disposition. In general, subject to a de minimis exception, market discount is the amount by which the note's stated redemption price at maturity exceeds your tax basis in the note immediately after the note is acquired. A note is not treated as purchased at a market discount, however, if the market discount is less than
0.25 percent of the stated redemption price at maturity of the note multiplied by the number of complete years to maturity from the date when you acquired the note. Market discount on a note will accrue on a straight-line basis, unless you elect to accrue such discount on a constant yield to maturity basis. This election is irrevocable and applies only to the note for which it is made. You may also elect to include market discount in income currently as it accrues. This election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you acquire a note at a market discount and dispose of such note in any non-taxable transaction (other than a nonrecognition transaction defined in section 1276(c) of the Code), accrued market discount will be includable as ordinary income to you as if you had sold the note at its fair market value. Even to the extent that it is otherwise deductible, you may still be required to defer the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount until the maturity of the note or, in certain circumstances, its earlier disposition, unless the election to include the market discount in income on a current basis is made.

  TAXATION OF AMORTIZABLE BOND PREMIUM

     If you purchase a New Note for an amount in excess of its stated redemption price at maturity, you will generally be considered to have purchased the note with "amortizable bond premium." The amount of amortizable bond premium is computed based on the redemption price on an earlier call date if such computation results in a smaller amortizable bond premium attributable to the period of such earlier call date. You generally may elect to amortize such premium using the constant yield to maturity method. The amount amortized in any year will generally be treated as a reduction of your interest income on the note. If the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of your prior interest inclusions on the note. If you do not make such an election, the premium on a note will decrease the gain or increase the loss otherwise recognized on the sale, redemption, retirement or other disposition of the note. The election to amortize the premium on a constant yield to maturity method, once made, generally applies to all bonds held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS.

  SALE, EXCHANGE, OR REDEMPTION OF NOTES

     Upon the sale, exchange or redemption of a New Note, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income not previously included in income, which will be taxable as ordinary income, or is attributable to accrued interest that was previously included in income, which amount may be received without generating further income) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note, increased by market discount previously included in income, if any, and reduced by any bond premium previously amortized. Subject to the market discount rules discussed above, such capital gain or loss will be long-term capital gain or loss if your holding period in the New Note is more than one year at the time of sale, exchange or redemption. Long-term capital gains recognized by certain noncorporate U.S. holders, including individuals, will generally be subject to a maximum tax rate of 20%. The deductibility of capital losses is subject to limitations.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding of U.S. federal income tax, at a rate of up to 30%, may apply to payments pursuant to the terms of a New Note if you are a U.S. holder and not an "exempt recipient" and if you fail to provide certain identifying information (such as your TIN) in the manner required. Generally, individuals are not exempt recipients. Corporations are exempt recipients, whereas other entities may be exempt recipients. Any amount withheld from a payment to you under the backup withholding rules is allowable as a refund or credit against your U.S. federal income tax, provided that the required information is furnished to the IRS in a timely manner.

NON-U.S. HOLDERS

  EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of the Old Notes for the New Notes in the exchange offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. A non-U.S. holder will have an initial tax basis in the New Notes equal to the tax basis the holder had in the Old Notes exchanged therefor, and the non-U.S. holder's holding period for the New Notes will include the period during which the non-U.S. holder held the Old Notes.

  TAXATION OF INTEREST

     Payments of principal or interest on the New Notes by us or any paying agent to a beneficial owner of a New Note that is a non-U.S. holder will not be subject to U.S. withholding tax, provided that, in the case of interest (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a "controlled foreign corporation" that is related to us directly or indirectly through stock ownership, (iii) you are not a bank with respect to which the payments are received on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) certain certification requirements are satisfied.

     To satisfy the certification requirements referred to in (iv) above, either
(a) the beneficial owner of a note must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such owner is a non-U.S. holder and must provide such owner's name and address, and U.S. taxpayer identification number, if any, or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business (a "Financial Institution") and holds the note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to us or our paying agent, as the case may be, that such certificate has been received from the beneficial owner and must furnish the payor with a copy thereof. Such requirement will be fulfilled if the beneficial owner of a note certifies on IRS Form W-8BEN or successor form, under penalties of perjury, that it is a non-U.S. holder and provides its name and address or any Financial Institution holding the note on behalf of the beneficial owner files a statement with the withholding agent to the effect that it has received such a statement from the beneficial owner (and furnishes the withholding agent with a copy thereof). The applicable regulations generally also require, in the case of a note held by a foreign partnership, that (i) the certification described above be provided by the partners and (ii) the partnership provide certain information, including, under certain circumstances, a United States taxpayer identification number. Further, a look-through rule will apply in the case of tiered partnerships. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

     Interest on New Notes not excluded from U.S. withholding tax as described above generally will be subject to U.S. withholding tax at a 30% rate, except where an applicable U.S. income tax treaty provides for the reduction or elimination of such withholding tax (and you provide the appropriate certification) or if interest on the New Notes is effectively connected with your conduct of a trade or business in the U.S., which is described more fully below.

  SALE, EXCHANGE, OR REDEMPTION OF NOTES

     Provided that we have been at no time within the 5-year period ending on the date of the exchange a U.S. real property holding corporation within the meaning of Section 897(c) of the Code, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain or income realized on the sale, exchange or retirement of New Notes, unless, (i) in the case of an individual non-U.S. holder, such holder either (A) is present in the U.S. for 183 days or more in the year of such sale or (B) has gain from the disposition of New Notes that is attributable to an office or other fixed place of business in the U.S., and (ii) in the case of a corporate non-U.S. holder, such holder has gain from the disposition of New Notes that is attributable to an office or other fixed place of business in the U.S.

  INCOME OR GAINS EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

     If you are engaged in a trade or business in the U.S. and if interest on the New Notes or gain realized on the sale, exchange or other disposition of a New Note is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by you in the U.S.), you, although exempt from U.S. withholding tax (provided that the certification requirements discussed in the next sentence are met), will generally be required to pay U.S. federal income tax on such interest or gain on a net income basis in the same manner as if you were a U.S. holder. In lieu of the certificate described above, you would be required, under currently effective Treasury Regulations, to provide us with a properly executed IRS Form W-8ECI or successor form in order to claim an exemption from U.S. withholding tax. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your effectively connected earnings and profits for the taxable year.

  U.S. FEDERAL ESTATE TAX

     A New Note held by an individual who at the time of death is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) will not be subject to U.S. federal estate tax if the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock and, at the time of the individual's death, payments with respect to such note would not have been effectively connected with the conduct by such individual of a trade or business in the U.S.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a non-U.S. holder if the holder has provided the required certification that the holder is not a U.S. person as described in Section 7701 of the Code, provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. person. Payments of the proceeds from a disposition by a non-U.S. holder of a New Note made to or through a foreign office of a broker will generally not be subject to information reporting or backup withholding. However, information reporting will apply to those payments, if the broker is: (i) a U.S. person,
(ii) a controlled foreign corporation for U.S. federal income tax purposes,
(iii) a foreign person 50% or more of whose gross income from all sources is effectively connected with a U.S. trade or business for a specified three-year period, or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business, unless (A) such broker has documentary evidence in its records that the beneficial owner is not a U.S. person and certain other conditions are met or (B) the beneficial owner otherwise establishes an exemption.

     Payments of the proceeds from a disposition by a non-U.S. holder of New Notes made to or through the U.S. office of a broker are subject to information reporting and backup withholding unless the statement that the payee is not a U.S. person described above has been received (and the payor does not have actual knowledge that the beneficial owner is a U.S. person) or the holder or beneficial owner otherwise establishes an exemption from information reporting and backup withholding.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                                 LEGAL MATTERS

     Certain legal matters with regard to the validity of the New Notes will be passed upon for Radiologix by Haynes and Boone, LLP, Dallas, Texas.

                              INDEPENDENT AUDITORS

     Our consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001, have been incorporated in reliance on the report of Arthur Andersen, LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operations of the public reference room.

     We may "incorporate by reference" in this prospectus the information we file with the SEC, which means:

     - incorporated documents are considered part of this prospectus;

     - we can disclose important information to you by referring you to those documents; and

     - information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated by reference in this prospectus. Any statement so updated or superseded shall not be deemed, except as so updated or superseded, to constitute part of this prospectus.

     You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in such documents. You can request a copy of the documents incorporated by reference in this prospectus and a copy of the indenture, registration rights agreement and other agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:

                                Radiologix, Inc.
                  3600 JP Morgan Chase Tower, 2200 Ross Avenue
                              Dallas, Texas 75201
                         Attention: Investor Relations
                           Telephone: (214) 303-2776

     This prospectus constitutes part of a registration statement on Form S-4 we filed with the SEC under the Securities Act. This prospectus omits some of the information contained in the registration statement, as permitted under the rules and regulations of the SEC. Copies of the registration statement and its exhibits are on file at the offices of the SEC and may be obtained from the SEC for a prescribed fee or examined at its offices or on its website, as described above.

                           INCORPORATION BY REFERENCE

     We incorporate by reference into this prospectus the documents listed below:

     - our Annual Report on Form 10-K for the year ended December 31, 2001; and

     - all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the exchange offer.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO ISSUE ONLY THE NEW NOTES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Notice to Investors...................    i
Summary...............................    1
Risk Factors..........................    5
The Diagnostic Imaging Services
  Industry............................   16
Business..............................   18
No Cash Proceeds to Us................   29
Capitalization........................   30
Selected Consolidated Financial and
  Operating Data......................   31
Management's Discussion and Analysis
  of Operations and Financial
  Condition...........................   33
Cautionary Statement on
  Forward-Looking Statements..........   45
Description of New Notes..............   45
The Exchange Offer....................   81
Plan of Distribution..................   88
Certain U.S. Federal Tax
  Considerations......................   89
Legal Matters.........................   93
Independent Auditors..................   93
Where You Can Find Additional
  Information.........................   93
Incorporation by Reference............   94

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                RADIOLOGIX, INC.
                            OFFER TO EXCHANGE UP TO
                  $160,000,000 10 1/2% SERIES A NOTES DUE 2008

                                      FOR

                  $160,000,000 10 1/2% SERIES B NOTES DUE 2008
                        THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                                          , 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Radiologix's bylaws, as amended, provide that Radiologix shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceedings brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Article VI of Radiologix's amended and restated certificate of incorporation provides that Radiologix's directors will not be personally liable to Radiologix or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except for liability (a) for any breach of the duty of loyalty to Radiologix or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

     Reference is made to Article VIII of Radiologix's amended and restated bylaws, as filed with the SEC, which provides for indemnification of directors and officers.

     Radiologix entered into an indemnification agreement with certain of its directors, pursuant to which Radiologix agreed to indemnify such persons for losses arising out of any untrue statement or alleged untrue statement of a material fact contained in this registration statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
   4.1    --   Indenture, dated as of December 12, 2001, between
               Radiologix, Inc., as Issuer, and U.S. Bank National
               Association, as Trustee.
   4.2    --   Form of New Note due 2008.
   4.3    --   Registration Rights Agreement, dated as of December 12,
               2001, between Radiologix, Inc. and Jeffries & Company, Inc.
               and Deutsche Banc Alex. Brown Inc., as representatives of
               the Initial Purchasers.
   5.1    --   Opinion of Haynes and Boone, LLP regarding the validity of the New Notes.
  12.1    --   Statement of Computation of Ratio of Earnings to Fixed
               Charges.
  23.1    --   Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
  23.2    --   Consent of Arthur Andersen, LLP.
  24.1    --   Power of Attorney (included on the signature pages of this registration statement).

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
  25.1    --   Statement of Eligibility under the Trust Indenture Act of
               1939 on Form T-1 of U.S. Bank National Association, as
               Trustee.
  99.1    --   Form of Letter of Transmittal.
  99.2    --   Form of Notice of Guaranteed Delivery.
  99.3    --   Form of Letter to Clients.
  99.4    --   Form of Letter to Registered Holders.
  99.5    --   Form of Instruction to Registered Holder from Owner.
  99.6    --   Form of Exchange Agent Agreement.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) that, for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) that, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered there, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of March, 2002.

                                          RADIOLOGIX, INC.

                                          By:       /s/ MARK L. WAGAR
                                            ------------------------------------
                                                      Mark L. Wagar
                                                Chairman of the Board and
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned officers and directors of Radiologix, Inc., a Delaware corporation, do hereby constitute and appoint Mark L. Wagar and Paul M. Jolas, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 29th day of March, 2002.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of March, 2002.

                                              SIGNATURE
                                              ---------



               /s/ MARK L. WAGAR                         Chairman of the Board, Chief Executive
------------------------------------------------                  Officer and Director
                 Mark L. Wagar




               /s/ SAMI S. ABBASI                     Executive Vice President and Chief Financial
------------------------------------------------                        Officer
                 Sami S. Abbasi




              /s/ PAUL D. FARRELL                                       Director
------------------------------------------------
                Paul D. Farrell




              /s/ JOSEPH C. MELLO                                       Director
------------------------------------------------
                Joseph C. Mello




          /s/ DERACE L. SCHAFFER, M.D.                                  Director
------------------------------------------------
            Derace L. Schaffer, M.D.




          /s/ MICHAEL L. SHERMAN, M.D.                                  Director
------------------------------------------------
            Michael L. Sherman, M.D.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 29th day of March, 2002.

                                          IDE IMAGING PARTNERS, INC.
                                          PACIFIC IMAGING PARTNERS, INC.
                                          QUESTAR IMAGING, INC.
                                          WB&A IMAGING PARTNERS, INC.
                                          TREASURE COAST IMAGING PARTNERS, INC.
                                          RADIOLOGIX SERVICES, INC.
                                          ADVANCED IMAGING PARTNERS, INC.
                                          MID ROCKLAND IMAGING PARTNERS, INC.
                                          RADIOLOGY AND NUCLEAR MEDICINE IMAGING
                                            PARTNERS, INC.
                                          COMMUNITY IMAGING PARTNERS, INC.
                                          VALLEY IMAGING PARTNERS, INC.
                                          ADVANCED RADIOLOGY, LLC
                                          ADVANCED MEDICAL IMAGING, INC.
                                          M&S IMAGING PARTNERS I, INC.
                                          M&S IMAGING PARTNERS, L.P. (BY M&S
                                            IMAGING PARTNERS, INC., ITS GENERAL
                                            PARTNER)
                                          QUESTAR CLEVELAND, INC.
                                          QUESTAR TAMPA, INC.
                                          QUESTAR ORLANDO, INC.
                                          ROCKY MOUNTAIN OPENSCAN MRI, LLC
                                          PREMIER ADVANCED IMAGING NETWORK, LTD.
                                            (BY QUESTAR ORLANDO, INC., ITS
                                          GENERAL
                                            PARTNER)
                                          QUESTAR KANSAS, INC.
                                          QUESTAR PVH, INC.
                                          QUESTAR SAN FRANCISCO, INC.
                                          QUESTAR HENDERSON, INC.
                                          QUESTAR TRISTATES, INC.
                                          QUESTAR DULUTH, INC.
                                          QUESTAR LINCOLN, INC.
                                          QUESTAR PALM SPRINGS, INC.
                                          QUESTAR LOWER BUCKS, INC.
                                          QUESTAR TOLEDO, INC.
                                          QUESTAR LOS ALAMITOS, INC.
                                          QUESTAR VICTORVILLE, INC.
                                          QUESTAR COLUMBUS, INC.
                                          QUESTAR NAPERVILLE, INC.
                                          QUESTAR QUAKERTOWN, INC.
                                          QUESTAR TUCSON, INC.

                                          By:       /s/ MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned officers and directors of the registrants do hereby constitute and appoint Mark L. Wagar and Paul M. Jolas, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 29th day of March, 2002.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of March, 2002.

                   SIGNATURE                                             TITLE
                   ---------                                             -----
               /s/ MARK L. WAGAR                                 Chairman of the Board,
------------------------------------------------                Chief Executive Officer
                 Mark L. Wagar                                        and Director

               /s/ MARK S. MARTIN                        President and Chief Operating Officer
------------------------------------------------
                 Mark S. Martin

               /s/ SAMI S. ABBASI                              Executive Vice President,
------------------------------------------------                Chief Financial Officer
                 Sami S. Abbasi                                      and Treasurer

               /s/ PAUL M. JOLAS                       Executive Vice President, General Counsel,
------------------------------------------------                 Secretary and Director
                 Paul M. Jolas

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of March, 2002.

                                          M&S IMAGING INVESTMENTS, INC.

                                          By:       /s/ MARK L. WAGAR
                                            ------------------------------------
                                                       Mark L. Wagar
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS: That the undersigned officers and directors of M&S Imaging Investments, Inc., a Delaware Corporation, do hereby constitute and appoint Mark L. Wagar and Paul M. Jolas, and either of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of authority of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 29th day of March, 2002.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 29th day of March, 2002.

                    SIGNATURE                                              TITLE
                    ---------                                              -----
                /s/ MARK L. WAGAR                                  Chairman of the Board,
 ------------------------------------------------                 Chief Executive Officer
                  Mark L. Wagar                                         and Director

                /s/ MARK S. MARTIN                         President and Chief Operating Officer
 ------------------------------------------------
                  Mark S. Martin

                /s/ SAMI S. ABBASI                               Executive Vice President,
 ------------------------------------------------                 Chief Financial Officer
                  Sami S. Abbasi                                       and Treasurer

                /s/ PAUL M. JOLAS                        Executive Vice President, General Counsel,
 ------------------------------------------------                  Secretary and Director
                  Paul M. Jolas

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION OF EXHIBIT
-------                           ----------------------
   4.1    --   Indenture, dated as of December 12, 2001, between
               Radiologix, Inc., as Issuer, and U.S. Bank National
               Association, as Trustee.
   4.2    --   Form of New Note due 2008.
   4.3    --   Registration Rights Agreement, dated as of December 12,
               2001, between Radiologix, Inc. and Jeffries & Company, Inc.
               and Deutsche Banc Alex. Brown Inc., as representatives of
               the Initial Purchasers.
   5.1    --   Opinion of Haynes and Boone, LLP regarding the validity of the New Notes.
  12.1    --   Statement of Computation of Ratio of Earnings to Fixed
               Charges.
  23.1    --   Consent of Haynes and Boone, LLP (included in Exhibit 5.1).
  23.2    --   Consent of Arthur Andersen, LLP.
  24.1    --   Power of Attorney (included on the signature pages of this registration statement).
  25.1    --   Statement of Eligibility under the Trust Indenture Act of
               1939 on Form T-1 of U.S. Bank National Association, as
               Trustee.
  99.1    --   Form of Letter of Transmittal.
  99.2    --   Form of Notice of Guaranteed Delivery.
  99.3    --   Form of Letter to Clients.
  99.4    --   Form of Letter to Registered Holders.
  99.5    --   Form of Instruction to Registered Holder from Owner.
  99.6    --   Form of Exchange Agent Agreement.